                                                                 EXHIBIT 10.27

                     LONG TERM TRANSACTION SERVICE AGREEMENT
         UNDER SOUTHERN COMPANIES' FEDERAL ENERGY REGULATORY COMMISSION
                          ELECTRIC TARIFF VOLUME NO. 4
                            MARKET-BASED RATE TARIFF



                                     between


                              GEORGIA POWER COMPANY

                                       and

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)


                          Dated as of February 26, 1999

                                TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS...........................................................................................2
   1.1        Certain Definitions.................................................................................2
   1.2        Interpretation.....................................................................................11

ARTICLE II:  SALE OF ELECTRIC CAPACITY...........................................................................11
   2.1        Sale and Amount of Capacity........................................................................11
   2.2        Price of Capacity..................................................................................11

ARTICLE III:  SALE OF ELECTRIC ENERGY............................................................................12
   3.1        Sale and Delivery of Energy........................................................................12
   3.2        Price of Energy....................................................................................13

ARTICLE IV:  SHORT TERM RESOURCE COMMITMENT AND ENERGY
UTILIZATION......................................................................................................14
   4.1        Availability.......................................................................................14
   4.2        Energy Utilization Schedules.......................................................................15
   4.3        Changes to Utilization Schedules...................................................................15
   4.4        Minimum Utilization Notice.........................................................................16
   4.5        Minimum Utilization Duration.......................................................................17
   4.6        Maximum Utilization Hours..........................................................................18
   4.7        Energy Utilization.................................................................................18
   4.8        Recall of Short Term Resources.....................................................................18
   4.9        Delivery of and Payment for Energy.................................................................20
   4.10       Hourly Energy Rate Information Obligations.........................................................20

ARTICLE V:  LT RESOURCE COMMITMENT AND ENERGY UTILIZATION........................................................21
   5.1        Availability.......................................................................................21
   5.2        LT Steam Resource Commitment Schedules.............................................................21
   5.3        Changes to LT Steam Resource Commitment Schedules..................................................22
   5.4        LT Steam Resource Minimum Commitment Notice........................................................22
   5.5        LT Steam Resource Minimum Decommitment Notice......................................................24
   5.6        LT Steam Resource Minimum Downtime.................................................................25
   5.7        LT Peaking Resource Deemed Committed...............................................................25
   5.8        Energy Utilization Schedules.......................................................................25
   5.9        Changes to Utilization Schedules...................................................................27
   5.10       Minimum Utilization Notice.........................................................................28
   5.11       Minimum Utilization Levels.........................................................................30
   5.12       Maximum Utilization Levels.........................................................................30
   5.13       LT Steam Resource Ramping..........................................................................31
   5.14       Energy Utilization.................................................................................32
   5.15       Reduction of Load Carrying Capability..............................................................32
   5.16       Delivery of and Payment for Energy.................................................................35
   5.17       Emergency Decommitment.............................................................................35

   5.18      RCSA Treatment......................................................................................35

ARTICLE VI:  BILLING AND COLLECTIONS.............................................................................36
   6.1       Capacity Billing and Payment........................................................................36
   6.2       Energy Billing and Payment..........................................................................37
   6.3       Billing Disputes and Final Accounting...............................................................38
   6.4       Availability of Records.............................................................................40
   6.5       Implementation Costs................................................................................41
   6.6       Failure to Make Payments............................................................................41
   6.7       Limited Withholding of Payments.....................................................................42

ARTICLE VII:  CERTAIN CAPACITY AND ENERGY SALE MATTERS...........................................................43
   7.1       Service Rendered....................................................................................43
   7.2       Resale..............................................................................................44
   7.3       Character of Transactions...........................................................................44
   7.4       Constancy of Supply.................................................................................45
   7.5       Market Rate Tariff..................................................................................46
   7.6       Termination of the BPSA.............................................................................47
   7.7       FERC Modification of Formulary Rates Under the BPSA.................................................47

ARTICLE VIII:  TERM OF AGREEMENT.................................................................................48
   8.1       Term................................................................................................48
   8.2       Conditions For Effectiveness........................................................................48
   8.3       EMCs'Approval of any LT Resource as a Non-Recourse Resource.........................................49
   8.4       FERC Changes; Rights to Terminate...................................................................51
   8.5       Purchases After Expiration, Termination or Reduction................................................51

ARTICLE IX:  MISCELLANEOUS PROVISIONS............................................................................52
   9.1       Approvals...........................................................................................52
   9.2       Assignment..........................................................................................52
   9.3       Georgia Power's Agent...............................................................................53
   9.4       No Partnership......................................................................................53
   9.5       Successors and Assigns..............................................................................53
   9.6       No Third Party Benefit..............................................................................53
   9.7       No Consequential Damages............................................................................53
   9.8       No Affiliate Liability..............................................................................53
   9.9       Disclaimer of Warranty..............................................................................54
   9.10      Time of Essence; No Waiver..........................................................................54
   9.11      Amendments..........................................................................................54
   9.12      Notice..............................................................................................55
   9.13      Counterparts........................................................................................56
   9.14      Articles and Section Headings.......................................................................56
   9.15      Including...........................................................................................56
   9.16      Governing Law.......................................................................................56
   9.17      Necessary Authorization.............................................................................56

ARTICLE X:  EVENT OF DEFAULT AND TERMINATION.....................................................................57
   10.1.    Event of Default.....................................................................................57
   10.2     Rights Under Agreement...............................................................................59
   10.3     Termination Upon Default.............................................................................59

EXHIBIT A Member Systems:  Oglethorpe Power Corporation

SCHEDULE A  SHORT TERM RESOURCE

SCHEDULE B  LONG TERM PEAKING RESOURCE

SCHEDULE C  LONG TERM STEAM RESOURCE

                     LONG TERM TRANSACTION SERVICE AGREEMENT
               UNDER SOUTHERN COMPANIES' FEDERAL ENERGY REGULATORY
                                   COMMISSION
                          ELECTRIC TARIFF VOLUME NO. 4
                            MARKET-BASED RATE TARIFF


         This Agreement is entered into this 26th day of February, 1999, by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia ("Georgia Power" and/or "Seller"); and OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), organized and existing under the laws of the State of Georgia ("Oglethorpe Power" and/or "Purchaser"). In consideration of the mutual covenants and agreements herein, Georgia Power and Oglethorpe Power (collectively the "Parties") hereby agree as follows:

                              W I T N E S S E T H:

         WHEREAS, Georgia Power is engaged in the sale of wholesale electric power and has received authorization from the Federal Energy Regulatory Commission to provide services at market-based rates in accordance with Southern Companies' Electric Tariff Volume No. 4 Market-Based Rate Tariff (the "Tariff");

         WHEREAS, Oglethorpe Power is an electric utility, rural electric cooperative, municipality, power authority, or agency, or other entity engaged in the purchase of power at wholesale;

         WHEREAS, Oglethorpe Power is not affiliated with Georgia Power or any of the operating company affiliates of Georgia Power;

         WHEREAS, the Parties desire to set forth the terms and conditions upon which the sale of electric power and related services may be conducted between the Parties; and

         WHEREAS, Oglethorpe Power intends that the capacity and energy to be purchased by it from Georgia Power hereunder shall replace the capacity and energy that Oglethorpe Power is currently purchasing from Georgia Power under the Block Power Sale Agreement between Georgia Power and Oglethorpe Power dated as of November 12, 1990 ("BPSA"),

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Georgia Power and Oglethorpe Power, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN DEFINITIONS. In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:

                  (1) "Affiliate" - means, for any specified corporation, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified corporation. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (2) "Availability Factor" - means, at any given point in time, for any LT Resource, the value stated in Part 5 of each respective LT Schedule.

                  (3) "Change in Law" - means a material change in, or material change in the interpretation of, or the enactment, promulgation or issuance of, any constitution, character, act, statute, regulation, ordinance, order, ruling or rule, or material change in the specified standards or objective criteria contained in a permit, license or other approval, which standards or criteria must be met in order for a Unit to generate energy, or other legislative or administrative action of any Governmental Authority of competent jurisdiction, or a final decree, judgment or order of a court of competent jurisdiction, including temporary restraining orders, or litigation, which occurs subsequent to January 15, 1999.

                  (4) "Day" - means a calendar day, commencing at one (1) minute prior to 12:01 a.m. (Operating Time) of each such calendar day and ending at one (1) minute after 11:59 p.m. (Operating Time) of such calendar day.

                  (5) "Electric Membership Corporations" or "EMCs" - means any one or more of those electric membership corporations identified in Exhibit "A" attached hereto and incorporated herein by this reference (for so long as and to the extent that such EMC or its successor remains a member of Oglethorpe Power).

                  (6) "FERC" - means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

                  (7) "Federal Power Act" - means the Federal Power Act, 16 U.S.C.A. ss. ss. 791a-828c, as the same mAY hereafter be amended from time to time.

                  (8) "Georgia Territorial Resource Requirements" - means, at any given time, the total energy requirements of the ITS (determined as the sum of generation and power flows in on tie lines less power flows out on tie lines) minus "OPC Territorial Load" (as such term is defined and used in the RCSA).

                  (9) "Governmental Authority" - means any local, state, regional or federal administrative, legal, judicial or executive agency, commission, department or other such entity.

                  (10) "Hour" - means one (1) of the twenty-four (24) clock-hours of a Day. "Hourly" - has a meaning correlative to that of Hour.

                  (11) "Hourly Energy Rate" - means, for the Short Term Resource for each Hour during the Term, the amount, in dollars per megawatt-hour ($/MWH), calculated by Georgia Power for the Short Term Resource for such Hour as provided in Part 4 of Schedule A attached hereto.

                  (12) "IIC" - means that certain document, The Southern Company System Intercompany Interchange Contract dated October 31, 1988, among Georgia Power and certain of its Affiliates, accepted in FERC Docket No. ER89-48-000, as the same has been and may hereafter be amended, or any successor contract among Georgia Power and its Affiliates for coordinated operations.

                  (13) "ITS" - means the "Integrated Transmission System" as such term is defined in the Revised ITSA.

                  (14) "Interest Rate" - means the rate per annum equal to the lesser of:

                           (i) the highest interest rate allowed by law, in
                  accordance with O.C.G.A. Section 7-4-2(a)(1); or

                           (ii) two (2) percent plus the prime rate, as
                  stated in the WALL STREET JOURNAL on the date payment is due.

                  (15) "Joint Committee" - means the Joint Committee for Planning and Operations established under that certain Joint Committee Agreement among Georgia Power, Oglethorpe Electric Membership Corporation (Oglethorpe Power's predecessor) and certain other entities, dates as of August 27, 1976, as amended.

                  (16) "Level A" - means the generator voltage side of each step-up or station service transformer of each generation facility of Georgia Power or other entity that supplies power directly into the ITS.

                  (17) "Level A to B-1 Loss Factors" - means factors intended to reflect energy loss from Level A to Level B-1 for generation, as adopted by the Joint Committee.

                  (18) "Level B-1" - means the transmission voltage side of each step-up transformer of each generation facility of Georgia Power or other entity that supplies power directly into the ITS, or any points of interconnection where power flows into the ITS.

                  (19) "Load Carrying Capability" - means, for each LT Resource at any given time during the Term, subject to adjustment in accordance with Section 5.15, the product, expressed in whole megawatts (MW), of:

                           (i) the Resource Capacity of such LT Resource at such time, in megawatts (MW); times

                           (ii) the Availability Factor of such LT Resource at such time.

                  (20) "LT Peaking Resource" - means the long term peaking resource described in Schedule B attached hereto.

                  (21) "LT Resources" - means both the LT Peaking Resource and the LT Steam Resource.

                  (22) "LT Schedule" - means one of Schedules B or C attached hereto.

                  (23) "LT Steam Resource" - means the long term steam resource described in Schedule C attached hereto.

                  (24) "Minimum Operating Level" - means, for the LT Steam Resource at any given time during the Term, the product, expressed in whole megawatts (MW), of:

                            (i) the Resource Capacity at such time, in megawatts
                  (MW); times

                            (ii) Forty one-hundredths (0.40).

         "Minimum Operating Level" - means, for each LT Peaking Resource at any given time during the Term, zero (-0-) megawatts (MW).

                  (25) "Month" - means a calendar month, commencing at one (1) minute prior to 12:01 a.m. (Operating Time) on one of January 1, February 1, March 1, April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1 and December 1 and ending at one (1) minute after 11:59 p.m. (Operating Time) of the succeeding January 31, February 28 or 29 (during a leap year), March 31, April 30, May 31, June 30, July 31, August 31, September 30, October 31, November 30 or December 31. "Monthly" - has a meaning correlative to that of Month.

                  (26) "Monthly Capacity Charge" - means, for a given Resource, the Monthly amount owed by Oglethorpe Power to Georgia Power for the capacity of such Schedule, in dollars per Month ($/Mo), as the same is calculated by Georgia Power for such Resource for each Month during the Term as provided in Sections 2.2(b) and (c).

                  (27) "Monthly Capacity Payment" - means the Monthly payment owed by Oglethorpe Power to Georgia Power for the capacity purchased by Oglethorpe Power hereunder, in dollars per Month ($/Mo), as the same is calculated by Georgia Power for each Month during the Term as provided in Section 2.2(a).


                  (28) "Monthly Capacity Rate" - means, for each LT Resource for each Month of a given Year, the amount, in dollars per kilowatt-month ($/KW-Mo), as set forth in Part 3 of the Schedule associated with such LT Resource.

                  (29) "Monthly Energy Charge" - means, for a given Resource, the Monthly amount owed by Oglethorpe Power to Georgia Power for energy scheduled from such Resource, in dollars per Month ($/Mo), as the same is calculated by Georgia Power for such Resource for each Month during the Term as provided in Sections 3.2(b) and (c).

                  (30) "Monthly Energy Payment" - means the Monthly payment owed by Oglethorpe Power to Georgia Power for energy scheduled by Oglethorpe Power hereunder, in dollars per Month ($/Mo), as the same is calculated by Georgia Power for each Month during the Term as provided in Section 3.2(a).

                  (31) "Monthly Energy Rate" - means, for a given LT Resource for each Month during the Term, the amount, in dollars per megawatt-hour ($/MWH), calculated by Georgia Power for such Resource for such Month as provided in Part 4 of the Schedule associated with such LT Resource.

                  (32) "Operating Time" - means the time standard used to dispatch, schedule and control the control area of which Georgia Power is a part, currently central prevailing time. Oglethorpe Power shall be noticed of any changes in the time standard used for Operating Time.

                  (33) "Prudent Utility Practices" - means, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement.

                  (34) "Quarter Hour" - means any one of the 15 minute increments starting on each Hour, at 15 minutes past each Hour, at 30 minutes past each Hour and at 45 minutes past each Hour.

                  (35) "Resource" - means any one (1) of the Short Term Resources or the LT Resources. The Resources under this Agreement shall be deemed "OPC Resources" (as such term is defined and used in the RCSA).

                  (36) "Resource Capacity" - means the amount of capacity, in megawatts (MW), associated with such Resource as specified in the notices given by Oglethorpe Power pursuant to Part 2 of each respective Schedule plus the Remainder, if any, as specified in Part 2 of Schedule B or C.

                  (37) "Revised Coordination Services Agreement" or "RCSA" - means that certain Revised and Restated Coordination Services Agreement between and among Georgia Power, Oglethorpe Power and GSOC dated as of September 10, 1997, as may be amended.

                  (38) "Revised ITSA" - means that certain Revised and Restated Integrated Transmission System Agreement between Georgia Power and Oglethorpe Power dated as of November 12, 1990, and each of the similar agreements between Georgia Power and the Municipal Electric Authority of Georgia and between Georgia Power and the City of Dalton, Georgia, as may be amended.

                  (39) "RUS" - means the Rural Utilities Service, an agency of the United States Department of Agriculture, or any Governmental Authority succeeding to the powers and functions thereof.

                  (40) "Schedule" - means one (1) of the schedules, designated Schedule A, B or C for sale of capacity and associated energy attached to this Agreement and incorporated herein by reference.


                  (41) "Short Term Resource" - means one (1) of the short term resources described in Schedule A attached hereto.

                  (42) "Southern Control Area" - means the electric service area encompassed by tie lines, including, but not limited to, the pseudo tie lines (as defined by NERC's "Terms Used in the Policies"), between the operating company affiliates of The Southern Company (Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, and Savannah Electric and Power Company) and other utilities.

                  (43) "Southern Dispatch" - means the ability of Southern Company Services, Inc. (or other Affiliate of Georgia Power) to schedule and control, directly or indirectly, manually or automatically, the output of a generation facility in the Southern Control

         Area in order to increase or decrease the electricity delivered from such generation facility into the electric system with which it is interconnected.

                  (44) "Term" - means the term of this Agreement specified in
         Section 8.1.

                  (45) "Umbrella Agreement" - means that certain ITSA, Power Sale and Coordination Umbrella Agreement entered into between Georgia Power and Oglethorpe Power as of November 12, 1990.

                  (46) "Unit" - means any one (1) of the generation facilities identified in the LT Schedules.

                  (47) "Unit Power Sales ("UPS")" - means sales pursuant to the following specific agreements: (1) Unit Power Sales Agreement between Florida Power Corporation and Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Company Services, Inc. dated as of July 19, 1988; (2) Unit Power Sales Agreement between Florida Power & Light Company and Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Company Services, Inc. dated as of July 20, 1988;
         (3) Unit Power Sales Agreement between Jacksonville Electric Authority and Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Company Services, Inc. dated as of August 17, 1988; and (4) Unit Power Sales Agreement between City of Tallahassee and Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Company Services, Inc. dated as of December 8, 1990.

                  (48) "Week" - means each period of seven (7) Days, commencing at one (1) minute prior to 12:01 a.m. (Operating Time) of each Monday and ending at one (1) minute after 11:59 p.m. (Operating Time) of each succeeding Sunday.

                  (49) "Year" - means a calendar year, commencing at one (1) minute prior to 12:01 a.m. (Operating Time) of each January 1 and ending at one (1) minute after 11:59 p.m. (Operating Time) of each succeeding December 31.

         1.2 INTERPRETATION. In this Agreement and the Schedules hereto, unless the context otherwise requires:

                  (a) words generally importing the singular shall include the plural and vice versa.


                  (b) the term "entity" includes corporations, limited liability companies, partnerships, associations and governmental authorities.

                                   ARTICLE II

                            SALE OF ELECTRIC CAPACITY

         2.1 SALE AND AMOUNT OF CAPACITY. Georgia Power agrees to sell to Oglethorpe Power, and Oglethorpe Power agrees to purchase from Georgia Power, during each Year of the Term (or portion thereof that is within the Term), an amount of capacity equal to that specified in Schedules A, B and C.

         2.2       PRICE OF CAPACITY.

                  (a) Oglethorpe Power shall pay Georgia Power for each Month of the Term a Monthly Capacity Payment, in dollars per Month ($/Mo), that is equal to the summation of the Monthly Capacity Charge of each Resource for such Month.

                  (b) For each Short Term Resource, the Monthly Capacity Charge, in dollars per Month ($/Mo), for any given Month is stated in Part 3 of Schedule A.

                  (c) For each LT Resource, the Monthly Capacity Charge, in dollars per Month ($/Mo), for any given Month is equal to the product of:

                           (1) the Resource Capacity, in megawatts (MW), of such LT Resource during the immediately previous Month; times

                           (2) the Monthly Capacity Rate for such LT Resource for such previous Month, in dollars per kilowatt-month ($/KW-Mo); times

                           (3)  one thousand (1,000).

                                   ARTICLE III

                             SALE OF ELECTRIC ENERGY

         3.1      SALE AND DELIVERY OF ENERGY.

                  (a) Georgia Power agrees to sell to Oglethorpe Power, and Oglethorpe Power agrees to purchase from Georgia Power, all energy scheduled by Oglethorpe Power pursuant to this Agreement.

                  (b) Subject to Section 6.6, Oglethorpe Power may commit and schedule energy utilization of each Resource, in amounts determined from time to time in Oglethorpe Power's discretion, in accordance with the provisions of Articles IV and V. Any final commitment or energy utilization schedule made by Oglethorpe Power pursuant to this Agreement shall constitute an obligation to accept and purchase energy utilization of the Resources as so scheduled (or as deemed to have been so scheduled under the provisions of Articles IV and V), and Oglethorpe Power shall be obligated to pay for such energy utilization at the prices determined pursuant to Section 3.2.

                  (c) Georgia Power agrees to deliver energy scheduled by Oglethorpe Power hereunder, and Oglethorpe Power shall accept such energy, at Level B-1, as and when scheduled by Oglethorpe Power; PROVIDED, HOWEVER, that Georgia Power shall not be required to deliver any such scheduled energy, if the schedule does not comply with the provisions of Articles IV and V or if such nondelivery is permissible under Section 6.6. Georgia Power may serve Oglethorpe Power's schedules with energy from any resources available to Georgia Power, in Georgia Power's sole discretion.

         3.2      PRICE OF ENERGY.

                  (a) Oglethorpe Power shall pay Georgia Power during each Month of the Term a Monthly Energy Payment, in dollars per Month ($/Mo), that is equal to the summation of the Monthly Energy Charge of each Resource for such Month.

                  (b) For each Short Term Resource, the Monthly Energy Charge, in dollars per Month ($/Mo), for any given Month is equal to the summation, over all Hours of the previous Month, of the product of:

                           (1) the amount of energy in megawatt-hours (MWH) deemed to have been utilized by Oglethorpe Power (under Section 4.7) from the Short Term Resource during each Hour of the previous Month; times

                           (2) the Hourly Energy Rate, in dollars per megawatt-hour ($/MWH), for the Short Term Resource for such Hour.

                  (c) For each LT Resource, the Monthly Energy Charge, in dollars per Month ($/Mo), for any given Month is equal to the product of:

                           (1) the summation of the amount of energy, in megawatt-hours per Month (MWH/Mo), deemed to have been utilized by Oglethorpe Power (under Section 5.14) from such LT Resource during each Hour of the previous Month; times

                           (2) the Monthly Energy Rate, in dollars per megawatt-hour ($/MWH), for such LT Resource for such previous Month.

                  (d) Georgia Power shall provide to Oglethorpe Power the Monthly Energy Rate as calculated by Georgia Power as provided in Part 4 of the LT Schedules for each LT Resource associated with a LT Schedule, that is in effect for such Month, for each Month, by the third (3rd) business Day prior to the last Day of the immediately previous Month.

                                   ARTICLE IV

              SHORT TERM RESOURCE COMMITMENT AND ENERGY UTILIZATION

         4.1      AVAILABILITY.

                  (a) Each of Oglethorpe Power's Short Term Resources shall be deemed to be available during each Hour of each Day of each Week during the Term at the respective then current Resource Capacity of such Short Term Resource, as long as Schedule A is effective under this Agreement. The deemed availability of a given Short Term Resource shall change automatically from time to time during the Term to reflect any recall of the Short Term Resources pursuant to Section 4.8.
                  (b) Commencing upon the effective date of Schedule A's termination under this Agreement, Oglethorpe Power may no longer at any time schedule any energy utilization from the Short Term Resources.

         4.2 ENERGY UTILIZATION SCHEDULES. Oglethorpe Power shall provide Georgia Power or its agent on or before 9:30 a.m. (Operating Time) of each Day, a schedule of Oglethorpe Power's anticipated utilization for each Hour during the immediately following Day from each Short Term Resource, subject to the provisions of this Section 4.2 and Sections 4.4, 4.5 and 4.6 concerning minimum utilization notice, minimum utilization duration, and maximum utilization Hours. If Oglethorpe Power provides more than one (1) schedule for its anticipated utilization of the Short Term Resources for the immediately following Day, the schedule last received by Georgia Power or its agent on or before 9:30 a.m. (Operating Time) shall be deemed the effective schedule and all previous schedules submitted for such Day shall be deemed ineffective. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

         4.3      CHANGES TO UTILIZATION SCHEDULES.

                  (a) If Oglethorpe Power has submitted a valid utilization schedule for one or more Short Term Resources pursuant to Section 4.2 for a given Day, Oglethorpe Power may make changes to its schedule of utilization from the Short Term Resources for such given Day from time to time during such Day, in Oglethorpe Power's discretion, subject to the provisions of this Section 4.3 and of Sections 4.4, 4.5 and 4.6 concerning minimum utilization notice, minimum utilization duration, and maximum utilization Hours.

                  (b) Oglethorpe Power shall use good faith efforts to notify Georgia Power or its agent of such changes as soon as practicable after Oglethorpe Power decides to make any such changes. Such notices shall contain information regarding which Short Term Resource Oglethorpe Power wishes to add to or delete from its utilization schedule for the Short Term Resources during each Hour affected by such changes. Except as required in Section 4.3(c), if

Oglethorpe Power notifies Georgia Power of the intent to add or delete more than one (1) Short Term Resource in any given Hour, such notice shall be deemed ineffective. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

                  (c) Oglethorpe Power shall be required to make such changes to its energy utilization schedules from time to time during a Day to reflect any recalls made by Georgia Power or its agent, pursuant to Section 4.8, of the Short Term Resources. Oglethorpe Power shall make changes as and when directed by Georgia Power or its agent. Oglethorpe Power shall be deemed to have reduced its energy utilization schedule from such a Short Term Resource, automatically as and when, and to such level of energy as Georgia Power or its agent deems appropriate under the circumstances and Section 4.8 (including without limitation zero (-0-)), whether or not Oglethorpe Power has made such changes as aforesaid. Any changes to Oglethorpe Power's utilization schedules made or deemed to have been made pursuant to this Section 4.3(c) shall be treated as "energy scheduled . . . but not delivered" pursuant to Section 4.8(c).

         4.4      MINIMUM UTILIZATION NOTICE.

                  (a) Oglethorpe Power must give Georgia Power or its agent at least twenty (20) minutes' prior notice that Oglethorpe Power wishes to utilize energy from a Short Term Resource during an Hour in order to actually utilize energy from such Short Term Resource during such Hour.

                  (b) Once Oglethorpe Power has given Georgia Power or its agent notice pursuant to Section 4.2 or 4.3 that Oglethorpe Power wishes to utilize energy from a given Short Term

Resource in a given Hour, Oglethorpe Power may delete such Short Term Resource from its utilization schedule for such Hour only until twenty (20) minutes prior to such Hour.

                  (c) Oglethorpe Power's schedule of energy utilization from all Short Term Resources during a given Hour shall become final at twenty (20) minutes prior to such Hour and shall not thereafter be subject to change by Oglethorpe Power.
                  (d) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Section 4.2 or 4.3 that Oglethorpe Power wishes to schedule energy utilization from a given Short Term Resource upon less than twenty (20) minutes' prior notice, then such energy utilization notice shall be deemed ineffective as to such Short Term Resource for such Hour (even if Oglethorpe Power complied with the provisions of Sections 4.5 and 4.6 concerning minimum utilization duration and maximum utilization Hours). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

         4.5 MINIMUM UTILIZATION DURATION. If any Short Term Resource is utilized during a given Day, then Oglethorpe Power must always schedule energy utilization from each such Short Term Resource at no less than six (6) consecutive Hours. If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Sections 4.2 or 4.3 that Oglethorpe Power wishes to schedule any Short Term Resource such that such Short Term Resource is being utilized less than six (6) consecutive Hours, then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from such Short Term Resource for a period of six (6) consecutive Hours starting with the first Hour scheduled for such Short Term Resource in said notice. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed changed as soon as practicable following such event.

         4.6 MAXIMUM UTILIZATION HOURS. Oglethorpe Power may not schedule energy utilization from the Short Term Resources in excess of 2500 Hours during the Term of this Agreement. For purposes of determining such 2500 Hours of maximum energy utilization, if Oglethorpe Power schedules one
(1) or more Short Term Resource in a given Hour, such Hour shall count as one
(1) Hour of energy utilization. If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Sections 4.2 or 4.3 that Oglethorpe Power wishes to schedule any Short Term Resource such that the Short Term Resources are being utilized in excess of 2500 Hours during the Term of this Agreement, such notice shall be ineffective. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

         4.7 ENERGY UTILIZATION. For purposes of calculating both the Monthly Energy Charge for each of the Short Term Resources and the "Actual Hourly Resource Utilization" (as such term is defined and used in the RCSA) associated with each of the Short Term Resources, Oglethorpe Power shall be deemed to have utilized during each Hour all energy either:

                           (1) shown on Oglethorpe Power's final energy utilization schedule (under Section 4.4(c)) during each such Hour for such Short Term Resource, except as such energy utilization schedule may have been deemed ineffective under Section 4.2, 4.3(b), 4.4(d) or 4.6.

                           (2) deemed to have been scheduled by Oglethorpe Power during each such Hour from such Short Term Resource under Section 4.3(c) or 4.5.

         4.8      RECALL OF SHORT TERM RESOURCES.

                  (a) If Georgia Power or its agent determines in its sole discretion that it is necessary or appropriate to interrupt (i) Georgia Power retail interruptible load (retail electric service currently provided pursuant to Tariffs IS-Standard-1 and IS-SBG-1 on file with the Georgia Public Service Commission), or (ii) firm sale obligations executed prior to this Agreement, then the Short Term Resources may, in Georgia Power's sole discretion, be interrupted upon thirty (30) minutes' prior notice. Such notice shall specify the event(s) used to determine the recall.

                  (b) Oglethorpe Power agrees that, in such event, it will immediately change (or allow the change of by Georgia Power or its agent) its energy utilization from the Short Term Resources, as provided in Section 4.3. In addition, in such event, Oglethorpe Power agrees that it will take any and all actions necessary or appropriate to accomplish the foregoing including, without limitation, shedding load served by the Short Term Resources. Oglethorpe Power may recommence serving load shed by Oglethorpe Power pursuant to this Section
4.8 when Georgia Power or its agent advises Oglethorpe Power that it is appropriate to do so in light of system security needs.

                  (c) Georgia Power agrees that, if the Short Term Resources are reduced pursuant to this Section 4.8 such that the Monthly ratio of actual energy delivered during such Month, in megawatt-hours (MWH), divided by the sum of the actual energy delivered during such Month plus the energy scheduled during such Month but not delivered due to interruption pursuant to this Section 4.8, excluding increases in scheduled utilization pursuant to Section 4.3 in an Hour in which the Southern Control Area has declared a System Alert Level 1-A or higher (as determined in accordance with the Southern Sub-Region Security Coordinator Agreement), expressed in megawatt-hours (MWH), is less than ninety-five one-hundredths (0.95), then Georgia Power shall give Oglethorpe Power a credit in the following Monthly invoice in an amount for the Short Term Resources that is determined in accordance with Part 5 of Rate Schedule A.

         4.9 DELIVERY OF AND PAYMENT FOR ENERGY. Georgia Power's and Oglethorpe Power's respective rights and obligations concerning the delivery of and payment for final energy utilization scheduled by Oglethorpe Power from the Short Term Resources during any given Hour of the Term shall be as set forth in Article III.

         4.10     HOURLY ENERGY RATE INFORMATION OBLIGATIONS.

                  (a) By 5:00 p.m. (Operating Time) of each Day in which Oglethorpe Power has submitted a valid schedule for utilization of energy from any of the Short Term Resources pursuant to Sections 4.2 through 4.6, Georgia Power will provide, to Oglethorpe Power, estimates of the expected Hourly Energy Rates for each Hour of the following Day together with an assessment of the probability of a recall pursuant to Section 4.8 during the following Day. At least thirty (30) minutes prior to each Hour of such following Day, Georgia Power will provide, to Oglethorpe Power, the Hourly Energy Rates effective for such Hour, provided such Hour is not subject to interruption pursuant to Section 4.8.
                  (b) Oglethorpe Power agrees to treat such Hourly Energy Rates and estimates as confidential data consistent with the provisions of Article XV of the RCSA. Specifically, Oglethorpe Power shall not disclose such Hourly Energy Rates or estimates to any other person, agent or entity, including, but not limited to, LG&E Energy Marketing, Morgan Stanley Capital Group, Inc. or any other power marketer, PROVIDED, HOWEVER, Oglethorpe Power may disclose actual Hourly Energy Rates associated with the final energy utilization to the EMCs to the extent necessary for billing and audit purposes after receipt of the invoice rendered pursuant to Section 6.2. Oglethorpe Power will discuss with Georgia Power the form and substance of such Hourly

Energy Rates information that Oglethorpe Power intends to disclose to the EMCs prior to such disclosure; PROVIDED, HOWEVER, Oglethorpe Power has no obligation to discuss disclosure of such information when such disclosure occurs during an audit by an EMC of a bill rendered by Oglethorpe Power to such EMC.

                                    ARTICLE V

                  LT RESOURCE COMMITMENT AND ENERGY UTILIZATION

         5.1      AVAILABILITY.

                  (a) Each of Oglethorpe Power's LT Resources shall be deemed to be available during each Hour of each Day of each Week during the Term at the respective then current Load Carrying Capability of such LT Resource, as long as the respective LT Schedule is effective under this Agreement. The deemed availability of a given LT Resource shall change automatically from time to time during the Term to reflect any changes in the Load Carrying Capability of any of the LT Resources under Section 5.15.

                  (b) Commencing upon the effective date of Schedule B's termination under this Agreement, the LT Peaking Resource shall no longer be deemed committed and Oglethorpe Power may no longer at any time schedule any energy utilization from the LT Peaking Resource.

         5.2      LT STEAM RESOURCE COMMITMENT SCHEDULES.

                  Oglethorpe Power shall provide Georgia Power or its agent on or before 1:30 p.m. (Operating Time) of the Friday prior to the commencement of each Week during the Term, a schedule for each Hour of each Day of the immediately following Week indicating Oglethorpe Power's expected commitment for the LT Steam Resource.

         5.3      CHANGES TO LT STEAM RESOURCE COMMITMENT SCHEDULES.

                  (a) Oglethorpe Power may make changes to its commitment schedule of the LT Steam Resource for a given Week from time to time during such Week, in Oglethorpe Power's discretion, subject to the provisions of this
Section 5.3 and of Sections 5.4, 5.5 and 5.6 concerning minimum notice periods for commitment and decommitment and minimum downtime.

                  (b) Oglethorpe Power shall use good faith efforts to notify Georgia Power or its agent of such changes as soon as practicable after Oglethorpe Power decides to make any such changes.

                  (c) Notwithstanding Section 5.3(b), Oglethorpe Power shall provide Georgia Power or its agent on or before 1:30 p.m. (Operating Time) of each Day during the Term, notice of any such changes to Oglethorpe Power's then current commitment schedule of the LT Steam Resource for the immediately following one (1) Day. Notice of any such changes provided by Oglethorpe Power pursuant to this Section 5.3(c) shall be deemed to satisfy the requirements of
Section 5.3(b). If Oglethorpe Power provides more than one (1) schedule for its anticipated commitment of the LT Steam Resource for the immediately following one (1) Day, the schedule last received by Georgia Power or its agent on or before 1:30 p.m. (Operating Time) shall be deemed the effective schedule and all previous schedules submitted for such Day shall be deemed ineffective.

         5.4      LT STEAM RESOURCE MINIMUM COMMITMENT NOTICE.

                  (a) Oglethorpe Power must give Georgia Power or its agent at least twelve (12) Hours' prior notice that it wishes to commit the LT Steam Resource in order to actually commit such LT Steam Resource.

                  (b) Once Oglethorpe Power has given Georgia Power or its agent notice pursuant to Section 5.2 or 5.3 that Oglethorpe Power wishes to commit the LT Steam Resource, Oglethorpe Power may delete the LT Steam Resource from its then current commitment schedule only until twelve (12) Hours prior to the first
(1st) Hour during which Oglethorpe Power has notified Georgia Power that Oglethorpe Power wishes the LT Steam Resource to be committed. If Oglethorpe Power does not delete the LT Steam Resource from its then current commitment schedule (by notice provided pursuant to Section 5.2 or 5.3) prior to the commencement of the twelfth (12th) Hour preceding such first (1st) Hour of commitment, then Oglethorpe Power shall be deemed to have committed the LT Steam Resource, commencing with such first (1st) Hour, and may thereafter decommit the LT Steam Resource only pursuant to and as allowed by Sections 5.2, 5.3, 5.5 and 5.17.
                  (c) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Section 5.2 or 5.3 that Oglethorpe Power wishes to commit the LT Steam Resource upon less than twelve (12) Hours' prior notice, then such commitment notice shall be ineffective as to the LT Steam Resource (even if Oglethorpe Power complied with the provisions of Section 5.6 concerning minimum downtime). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such commitment schedule has been deemed ineffective as soon as practicable following such event.

                  (d) Notwithstanding Sections 5.4(a) and 5.4(b), a commitment of the LT Steam Resource shall not be effective unless Oglethorpe Power also complies with the provisions of Section 5.6 concerning minimum downtime.

         5.5      LT STEAM RESOURCE MINIMUM DECOMMITMENT NOTICE.

                  (a) Unless permitted pursuant to Section 5.17, Oglethorpe Power must give Georgia Power or its agent at least four (4) Hours' prior notice that Oglethorpe Power wishes to decommit the LT Steam Resource in order to actually decommit the LT Steam Resource.

                  (b) Once Oglethorpe Power has given Georgia Power or its agent notice pursuant to Section 5.2 or 5.3 that Oglethorpe Power wishes to decommit the LT Steam Resource, Oglethorpe Power may retain the LT Steam Resource on its then current commitment schedule only until four (4) Hours prior to the first
(1st) Hour during which Oglethorpe Power has noticed Georgia Power that Oglethorpe Power wishes the LT Steam Resource to be decommitted. If Oglethorpe Power does not retain the LT Steam Resource on its then current commitment schedule (by notice provided pursuant to Section 5.2 or 5.3) prior to the fourth
(4th) Hour preceding such first (1st) Hour of decommitment, then Oglethorpe Power shall be deemed to have decommitted the LT Steam Resource, commencing with such first (1st) Hour, and may thereafter again commit the LT Steam Resource only pursuant to and as allowed by Sections 5.2, 5.3, 5.4 and 5.6.

                  (c) If Oglethorpe Power gives Georgia Power notice pursuant to
Section 5.2 or 5.3 that Oglethorpe Power wishes to decommit the LT Steam Resource upon less than four (4) Hours' prior notice, then such decommitment notice shall be ineffective as to the LT Steam Resource. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such commitment schedule has been deemed ineffective as soon as practicable following such event.

         5.6      LT STEAM RESOURCE MINIMUM DOWNTIME.

                  (a) Oglethorpe Power may not commit the LT Steam Resource until at least twenty-four (24) Hours following the first (1st) effective Hour of the LT Steam Resource's most recent decommitment.

                  (b) If Oglethorpe Power notifies Georgia Power or its agent pursuant to Section 5.2 or 5.3 that Oglethorpe Power wishes to commit the LT Steam Resource following the expiration of fewer than twenty-four (24) Hours, then such commitment notice shall be ineffective as to the LT Steam Resource (even if Oglethorpe Power complied with the provisions of Section 5.4 concerning minimum commitment notice). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such commitment schedule has been deemed ineffective as soon as practicable following such event.

         5.7 LT PEAKING RESOURCE DEEMED COMMITTED. The LT Peaking Resource shall be deemed committed at all times during the Term, as long as Schedule B has not terminated pursuant to this Agreement. Sections 5.2 through 5.6 shall not apply to the LT Peaking Resource.

         5.8      ENERGY UTILIZATION SCHEDULES.

                  (a) Oglethorpe Power shall provide Georgia Power or its agent on or before 1:30 p.m. (Operating Time) of each Day, a schedule of Oglethorpe Power's anticipated energy utilization during the immediately following Day from the committed LT Resources. If Oglethorpe Power provides more than one (1) schedule for its anticipated utilization of the LT Steam Resource for the immediately following one (1) Day, the schedule last received by Georgia Power or its agent on or before 1:30 p.m. (Operating Time) shall be deemed the effective schedule and all previous schedules submitted for such Day shall be deemed ineffective.

                  (b) The energy utilization schedules provided by Oglethorpe Power for each Day pursuant to Section 5.8(a) shall contain information regarding the amount of energy, in megawatt-hours per Hour (MWH/H), that Oglethorpe Power expects to utilize from each of the committed LT Resources during each Quarter Hour of such Day.

                  (c) Each of Oglethorpe Power's energy utilization schedules shall be consistent on an Hour by Hour basis with Oglethorpe Power's then current commitment schedule of the LT Steam Resource for such Hour. Oglethorpe Power may not include the LT Steam Resource in an energy utilization schedule for a given Hour of a given Day, if the LT Steam Resource has not been properly committed by Oglethorpe Power for such Hour pursuant to Sections 5.2 through 5.6.

                  (d) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to this Section 5.8 that Oglethorpe Power wishes to schedule energy utilization from the LT Steam Resource for a given Hour, when the LT Steam Resource has not been properly committed by Oglethorpe Power for such Hour pursuant to Sections 5.2 through 5.6, then such energy utilization notice shall be ineffective as to the LT Steam Resource for such Hour (even if Oglethorpe Power complied with the provisions of Sections 5.10, 5.11, 5.12 and 5.13 concerning minimum utilization notice, minimum utilization levels, maximum utilization levels and ramping). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

         5.9      CHANGES TO UTILIZATION SCHEDULES.

                  (a) Oglethorpe Power may make changes to its schedule of energy utilization from the committed LT Resources for a given Day from time to time during such Day, in Oglethorpe Power's discretion, subject to the provisions of this Section 5.9 and of Sections 5.10, 5.11, 5.12 and 5.13 concerning minimum utilization notice, minimum utilization levels, maximum utilization levels and ramping.

                  (b) Oglethorpe Power shall use good faith efforts to notify Georgia Power or its agent of such changes as soon as practicable after Oglethorpe Power decides to make any such changes. Such notices shall contain information regarding the increases or decreases in the amount of energy, in megawatt-hours per Hour (MWH/H), that Oglethorpe Power expects to utilize from each of the committed LT Resources during each Quarter Hour affected by such changes.

                  (c) Oglethorpe Power shall be required to make such changes to its energy utilization schedules from time to time during a Day to reflect any changes made by Georgia Power or its agent, pursuant to Section 5.15, to the Load Carrying Capability of a LT Resource. Oglethorpe Power shall make such changes as and when directed by Georgia Power or its agent. Oglethorpe Power shall be deemed to have reduced its energy utilization schedule from such a LT Resource, automatically as and when, and to such level of energy as Georgia Power or its agent deems appropriate under the circumstances and Section 5.15 (including without limitation zero (-0-)), whether or not Oglethorpe Power has made such changes as aforesaid.

                  (d) Oglethorpe Power's energy utilization schedules, as changed (or as deemed to have been changed) by Oglethorpe Power from time to time pursuant to this Section 5.9, shall always continue to be consistent on an Hour by Hour basis with Oglethorpe Power's then current commitment schedule of the LT Steam Resource. Oglethorpe Power may not pursuant to this Section 5.9 add the LT Steam Resource to any energy utilization schedule for a given Hour of a given Day, if the LT Steam Resource has not been properly committed by Oglethorpe Power for such Hour pursuant to Sections 5.2 through 5.6.

                  (e) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to this Section 5.9 that Oglethorpe Power wishes to schedule energy utilization from the LT Steam Resource for a given Hour, when the LT Steam Resource has not been properly committed by Oglethorpe Power for such Hour pursuant to Sections 5.2 through 5.6, then such energy utilization notice shall be ineffective as to the LT Steam Resource for such Hour (even if Oglethorpe Power complied with the provisions of Sections 5.10, 5.11, 5.12 and 5.13 concerning minimum utilization notice, minimum utilization levels, maximum utilization levels and ramping). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

         5.10     MINIMUM UTILIZATION NOTICE.

                  (a) Oglethorpe Power must give Georgia Power or its agent at least one (1) Quarter Hour's prior notice that Oglethorpe Power wishes to utilize energy from a LT Resource during a Quarter Hour in order to actually utilize energy from such LT Resource during such Quarter Hour.

                  (b) Once Oglethorpe Power has given Georgia Power or its agent notice pursuant to Section 5.8 or 5.9 that Oglethorpe Power wishes to utilize energy from a given committed LT Resource in a given Quarter Hour at a given level of energy, Oglethorpe Power may increase or decrease the level of energy at which such LT Resource is to be utilized during such Quarter Hour only until one (1) Quarter Hour prior to such Quarter Hour.

                  (c) Oglethorpe Power's schedule of energy utilization from all committed LT Resources during a given Quarter Hour shall become final at the commencement of the immediately preceding Quarter Hour and shall not thereafter be subject to increase or decrease by Oglethorpe Power.

                  (d) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Section 5.8 or 5.9 that Oglethorpe Power wishes to schedule energy utilization from a given LT Resource upon less than one (1) Quarter Hour's prior notice, then such energy utilization notice shall be ineffective as to such LT Resource for such Quarter Hour (even if Oglethorpe Power complied with the provisions of Sections 5.11, 5.12 and 5.13 concerning minimum utilization levels, maximum utilization levels and ramping). Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization schedule has been deemed ineffective as soon as practicable following such event.

                  (e) If Oglethorpe Power gives Georgia Power or its agent notice pursuant to Section 5.8 or 5.9 that Oglethorpe Power wishes to schedule energy utilization from the LT Peaking Resource in a given Quarter Hour (Y) that is not equal to the energy utilization scheduled in the immediately previous Quarter Hour (X), then for the immediately following Quarter Hour (Z), Oglethorpe Power must schedule the identical utilization as scheduled for the given Quarter Hour (Y). If in such following Quarter Hour (Z) Oglethorpe Power schedules energy utilization from the LT Peaking Resource that is not identical to that scheduled for the given Quarter Hour (Y), then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from the LT Peaking Resource in such following Quarter Hour (Z) at such level of energy equal to the given Quarter Hour's (Y's) utilization schedule. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

         5.11     MINIMUM UTILIZATION LEVELS.

                  (a) If the LT Steam Resource is committed during a given Hour, then Oglethorpe Power must always schedule energy utilization from the LT Steam Resource at no less than its then current Minimum Operating Level. If the LT Steam Resource is committed during an Hour, but Oglethorpe Power does not schedule energy utilization from the LT Steam Resource during each Quarter Hour or schedules energy utilization from the LT Steam Resource at less than its then current Minimum Operating Level, then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from the LT Steam Resource at its then current Minimum Operating Level. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

                  (b) This Section 5.11 shall not apply to the LT Peaking Resource.

         5.12 MAXIMUM UTILIZATION LEVELS. Oglethorpe Power may not schedule energy utilization from any committed LT Resource during any Quarter Hour at any level of energy in excess of the then current Load Carrying Capability of such LT Resource. If Oglethorpe Power schedules energy utilization from a given LT Resource during a Quarter Hour at a level of energy that is in excess of the then current Load Carrying Capability of such LT Resource, then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from such LT Resource at such level of energy equal to the then current Load Carrying Capability of such LT Resource. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

         5.13     LT STEAM RESOURCE RAMPING.

                  (a) During the first (1st) Hour after the commencement of a commitment of a LT Steam Resource pursuant to and as allowed by Sections 5.2, 5.3, 5.4 and 5.6, Oglethorpe Power must schedule energy utilization from the LT Steam Resource at a level of energy that is equal to the then current Minimum Operating Level of the LT Steam Resource. If Oglethorpe Power schedules energy utilization from the LT Steam Resource during such an Hour at a level of energy greater than or less than such level of energy, then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from the LT Steam Resource at such level of energy for such Hour. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

                  (b) During the first (1st) Hour after the commencement of a decommitment of the LT Steam Resource pursuant to and as allowed by Sections 5.2, 5.3 and 5.5, Oglethorpe Power must schedule energy utilization from the LT Steam Resource at a level of energy that is equal to the then current Minimum Operating Level of the LT Steam Resource. If Oglethorpe Power schedules energy utilization from the LT Steam Resource during such an Hour at a level of energy less than or greater than such level of energy, then Oglethorpe Power shall nevertheless be deemed to have scheduled energy utilization from the LT Steam Resource at such level of energy for such Hour. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

                  (c) During the second (2nd) Hour after the commencement of a decommitment of the LT Steam Resource pursuant to and as allowed by Sections 5.2, 5.3 and 5.5, and thereafter unless and until the LT Steam Resource is again committed pursuant to and as allowed by Sections 5.2, 5.3, 5.4 and 5.6, Oglethorpe Power may not schedule energy utilization from the LT Steam Resource at any level of energy. If Oglethorpe Power schedules energy utilization from the LT Steam Resource during any such Hour or Hours, then Oglethorpe Power shall nevertheless be deemed not to have scheduled any energy utilization from the LT Steam Resource at all for any or all of such Hours. Georgia Power shall use reasonable best efforts to notify Oglethorpe Power that such utilization has been deemed scheduled as soon as practicable following such event.

                  (d) This Section 5.13 shall not apply to the LT Peaking Resource.

         5.14 ENERGY UTILIZATION. For purposes of calculating both the Monthly Energy Charge for each of the LT Resources and the "Actual Hourly Resource Utilization" associated with each of the LT Resources (as such term is defined and used in the RCSA), Oglethorpe Power shall be deemed to have utilized during each Hour the average of all energy either:

                           (1) shown on Oglethorpe Power's final energy utilization schedule (under Section 5.10(c)) during each Quarter Hour of such Hour for such LT Resource, except as such energy utilization schedule may have been deemed ineffective under Section 5.8(a), 5.8(d), 5.9(e) or 5.10(d); or

                           (2) deemed to have been scheduled by Oglethorpe Power during each Quarter Hour of such Hour from such LT Resource under
         Section 5.9(c), 5.10(e), 5.11(a), 5.12, 5.13(a), 5.13(b) or 5.13(c).

         5.15     REDUCTION OF LOAD CARRYING CAPABILITY.

                  (a) If Georgia Power or its agent determines in its sole discretion that it is necessary or appropriate for the Georgia system to shed firm territorial requirements load, determined consistent with NERC guidelines, then the Load Carrying Capability of one (1) or more of the LT Resources that are committed at the time of such load shedding shall automatically be reduced by the amounts computed by Georgia Power or its agent as provided in Sections 5.15(b) and 5.15(c) until such time as Georgia Power advises Oglethorpe Power that Oglethorpe Power can recommence serving load as provided in Section 5.15(d).

                  (b) The reduction ratio to be used in computing Oglethorpe Power's reduction amount shall be equal to the quotient of:

                           (1) the summation of the then current Load Carrying Capability of each of the LT Resources that are committed at the time of such load shedding; divided by

                           (2) the sum of:

                                    (i) Georgia Territorial Resource
                           Requirements at such time (not including its obligations to serve Oglethorpe Power under this Agreement); plus

                                    (ii) the summation determined under Section
                           5.15(b)(1).

                  (c) Oglethorpe Power's aggregate reduction amount, in megawatts (MW), shall be equal to the product of:

                           (1) the aggregate amount of load that Georgia Power or its agent determines in its discretion is necessary or appropriate for the Georgia system to shed; times

                           (2) the reduction ratio computed by Georgia Power or
its agent pursuant to Section 5.15(b).

The Load Carrying Capability of the one (1), of the LT Resources that are committed at the time of such load shedding, which has the highest then current Monthly Energy Rate, shall then automatically be reduced by the amount of such reduction amount until the Load Carrying Capability of such LT Resource is equal to the then current Minimum Operating Level of such LT Resource. If a portion of such reduction amount remains unapplied, then the Load Carrying Capability of the other LT Resource shall be automatically reduced by Georgia Power or its agent, until all of the reduction amount has been applied. The Load Carrying Capability of such LT Resources will be reduced below each such LT Resource's respective Minimum Operating Level, in a manner corollary to the foregoing, if a portion of such reduction amount remains unapplied after each of such LT Resource's Load Carrying Capability has been reduced to such LT Resource's Minimum Operating Level.

                  (d) Oglethorpe Power agrees that, in such event, it will immediately change (or allow the change of by Georgia Power or its agent) its energy utilization from the LT Resources, as provided in Section 5.9. In addition, in such event, Oglethorpe Power agrees that it will take any and all actions necessary or appropriate to accomplish the foregoing, including, but not limited to, shedding load served by the LT Resources. Oglethorpe Power may recommence serving load shed by Oglethorpe Power pursuant to this Section 5.15 when Georgia Power or its agent advises Oglethorpe Power that it is appropriate to do so in light of system security needs.

                  (e) Georgia Power agrees that, if the Load Carrying Capability of any one or more LT Resources is reduced pursuant to this Section 5.15, then Georgia Power shall give Oglethorpe Power a credit in the following Monthly invoice in an amount for each such LT Resource that is equal to the product of:

                           (1) Oglethorpe Power's aggregate reduction amount, in megawatts (MW), as determined pursuant to Section 5.15(c); times

                           (2) the quotient of:

                                    (i) the Monthly Capacity Rate(s) for each of
                           the LT Resources whose Load Carrying Capability was reduced pursuant to Section 5.15(c) (applied by Georgia Power in portions as necessary to accommodate the provisions of Section 5.15(c)), for the Month in which such load shedding occurs, in dollars per kilowatt-month ($/KW-Mo); divided by

                                    (ii) the number of Hours in such Month;
                           times

                           (3) the number of Hours in the period over which such
                  load shedding occurred; times

                           (4) one thousand (1,000).

         5.16 DELIVERY OF AND PAYMENT FOR ENERGY. Georgia Power's and Oglethorpe Power's respective rights and obligations concerning the delivery of and payment for energy utilization scheduled by Oglethorpe Power from the LT Resources during any given Hour of the Term shall be as set forth in
Article III.

         5.17     EMERGENCY DECOMMITMENT. Notwithstanding the provisions of
Section 5.5, if all "OPC Off-System Resources" (as such term is defined and used in the RCSA) have been interrupted pursuant to Section 8.1 of the RCSA and Oglethorpe Power continues to have surplus energy as defined in Article XII of the RCSA, Oglethorpe Power may decommit the LT Steam Resource on one
(1) Quarter Hour's prior notice to Georgia Power, effective at the start of any subsequent Quarter Hour.

         5.18     RCSA TREATMENT.

                  (a) The LT Steam Resource shall be deemed "Qualifying Resources - Spinning" (as such term is defined and used in Sections 11.5 and 11.6 of the RCSA).

                  (b) Fifteen (15) percent of the LT Peaking Resource shall be deemed "Qualifying Resources Supplemental" (as such term is defined and used in Section 11.6 of the RCSA).

                  (c) The "Difference" utilized in the calculation of the "Back-Up Capacity Charge" (as such terms are defined and used in Section 12.3 of the RCSA) shall include the difference between (i) the sum of the Actual Hourly Resource Utilization of all LT Resources, less (ii) the sum of the then current Load Carrying Capability of all LT Resources.

                                   ARTICLE VI

                             BILLING AND COLLECTIONS

         6.1      CAPACITY BILLING AND PAYMENT.

                  (a) As promptly as practicable after the commencement of each Month during the Term, Georgia Power shall send Oglethorpe Power an invoice stating the Monthly Capacity Payment for such Month.

                  (b) All such Monthly Capacity Payments shall be due and payable on or before the tenth (10th) Day after Oglethorpe Power's receipt of such invoice. If such tenth (10th) Day after Oglethorpe Power's receipt is not a banking Day, then payment shall be due on the next succeeding banking Day. Oglethorpe Power shall make payment to Georgia Power in accordance with such invoices on or before the date due in immediately available funds through wire transfer of funds or other means acceptable to Georgia Power. If Oglethorpe Power does not make a Monthly Capacity Payment on or before such tenth (10th) Day, then interest shall be added to the overdue payment, from the date such overdue payment was due until such overdue payment together with interest is paid, which interest shall accrue in simple interest terms per annum at the Interest Rate.

                  (c) The procedure set forth in Sections 6.1(a) and 6.1(b) for Oglethorpe Power's payment to Georgia Power of Monthly Capacity Payments is subject to periodic temporary modification for phase-in of an increase or decrease in the Monthly Capacity Charges, if and as provided for in Part 6 of the Schedules in the event that a Monthly Capacity Charge should become subject to an adjustment as provided for in said Part 6 of said Schedule.

         6.2      ENERGY BILLING AND PAYMENT.

                  (a) As promptly as practicable after the commencement of each Month during the Term, Georgia Power shall send Oglethorpe Power an invoice stating the Monthly Energy Payment for such Month, together with a statement of any other amounts then due by Oglethorpe Power to Georgia Power pursuant to the provisions of this Agreement.

                  (b) All invoices of Monthly Energy Payments shall be due and payable on or before the tenth (10th) Day after Oglethorpe Power's receipt of such invoice. If such tenth (10th) Day after Oglethorpe Power's receipt is not a banking Day, then payment shall be due on the next succeeding banking Day. Oglethorpe Power shall make payment to Georgia Power in accordance with such invoices on or before the date due in immediately available funds through wire transfer of funds or other means acceptable to Georgia Power. If Oglethorpe Power does not make a Monthly Energy Payment on or before such tenth (10th) Day, then interest shall be added to the overdue payment, from the date such overdue payment was due until such overdue payment together with interest is paid, which interest shall accrue in simple interest terms per annum at the Interest Rate.

                  (c) With each Monthly energy invoice Georgia Power will provide Oglethorpe Power a Monthly statement of the Monthly Energy Rates and Hourly Energy Rates upon which the Monthly Energy Payment was based. Georgia Power may combine its Monthly capacity and energy invoices into a single invoice, in Georgia Power's discretion.

                  (d) The procedure set forth in Sections 6.2(a) and 6.2(b) for Oglethorpe Power's payment to Georgia Power of Monthly Energy Payments is subject to periodic temporary modification for phase-in of an increase or decrease in the Monthly Energy Rates, if and as provided for in Part 6 of the LT Schedules in the event that a Monthly Energy Rate should become subject to an adjustment as provided for in said Part 6 of said LT Schedule.

         6.3      BILLING DISPUTES AND FINAL ACCOUNTING.

                  (a) If Oglethorpe Power questions or contests the amount of any payment claimed by Georgia Power to be due pursuant to this Agreement, Oglethorpe Power may make such payment under protest and thereafter shall be reimbursed by Georgia Power for any amount in error after the settlement of such question or contest, in accordance with this Section 6.3; PROVIDED, HOWEVER, that no disagreement or dispute of any kind between Oglethorpe Power and Georgia Power concerning any matter, including, without limitation, the amount of any payment due from Oglethorpe Power or the correctness of any charge made by Georgia Power to Oglethorpe Power, shall permit Oglethorpe Power to delay or withhold any payment pursuant to this Agreement except as specifically otherwise provided for in Section 6.7.

                  (b) In the event that Oglethorpe Power, by timely notice to Georgia Power, questions or contests the correctness of any such charge or credit, Georgia Power shall promptly review the questioned charge or credit and shall notify Oglethorpe Power, within sixty (60) Days following receipt by Georgia Power of such notice from Oglethorpe Power, of the amount of any error and the amount of any payment or reimbursement that Oglethorpe Power is required to make or is entitled to receive in respect of such alleged error. Not later than the fifth (5th) banking Day after receipt by Oglethorpe Power of such notice from Georgia Power as to the amount of any payment that Oglethorpe Power is required to make, Oglethorpe Power shall make payment to Georgia Power in immediately available funds. If Georgia Power is required to make any reimbursement to Oglethorpe Power, Georgia Power shall notify Oglethorpe Power of the amount of such reimbursement and the need to send an invoice to Georgia Power for such reimbursement and make such reimbursement not later than the fifth (5th) banking Day after Georgia Power receives an invoice from Oglethorpe Power in the amount of such required reimbursement. Payments and reimbursements made by either Oglethorpe Power or Georgia Power under this Section 6.3(b) shall include interest from the later of the date the original payment was received or the date the original payment was due until the date such payment or reimbursement together with interest is made, which interest shall accrue in simple interest terms per annum at the Interest Rate. Oglethorpe Power shall have until the one hundred eightieth (180th) Day after receipt of an invoice to question or contest the correctness of any charge or credit made to Oglethorpe Power during such Month pursuant to Section 6.1 or 6.2, after which time the correctness of all such charges and credits shall be conclusively presumed.

                  (c) If Oglethorpe Power disputes Georgia Power' resolution under Section 6.3(b) of any question or contest by Oglethorpe Power of the correctness of any charge or credit made to Oglethorpe Power pursuant to Section
6.1 or 6.2, then at Oglethorpe Power's request Georgia Power and Oglethorpe Power agree to use their reasonable best efforts to achieve a mutually acceptable solution to such dispute. In the event that either Georgia Power or Oglethorpe Power believes that any such efforts by Georgia Power and Oglethorpe Power have been or will be unsuccessful, then it may submit such dispute to, for resolution by, the Joint Committee. If the Joint Committee fails to resolve such dispute by the third (3rd) regularly scheduled meeting following the meeting at which Georgia Power or Oglethorpe Power first submitted such dispute to the Joint Committee, then either Oglethorpe Power or Georgia Power may submit such dispute to, for resolution by, the respective Chief Executive Officers of Oglethorpe Power and Georgia Power. If the Chief Executive Officers fail to resolve such dispute within a reasonable period of time after it is submitted to them, then either Oglethorpe Power or Georgia Power may resort to any remedy, at law or in equity, that may be available therefor. If either Georgia Power or Oglethorpe Power submits such dispute to the Joint Committee, then neither of them shall thereafter have any further obligation to use its reasonable best efforts to achieve a mutually acceptable solution as aforesaid.

                  (d) Notwithstanding the foregoing provisions of this Section 6.3, if Oglethorpe Power is then in default in respect of any payments required to be made under this Agreement, Georgia Power may withhold such reimbursement.

                  (e) Georgia Power will provide Oglethorpe Power with such information as is reasonably required by Oglethorpe Power in order to account for payments made pursuant to this Section 6.3 on Oglethorpe Power's books.

         6.4 AVAILABILITY OF RECORDS. Georgia Power will for each Month of the Term, at all times prior to the end of such one hundred eighty (180) Day period set forth in Section 6.3(b), make available to Oglethorpe Power, subject to the confidentiality provisions of Article XV of the RCSA, and Oglethorpe Power may audit such books and records of Georgia Power as are necessary for Oglethorpe Power to verify the basis for and amounts of adjustments to Short Term Resource energy utilization made pursuant to
Section 4.8 and to LT Resources' Load Carrying Capability pursuant to Section 5.15, and to calculate the Monthly Capacity Payments and Monthly Energy Payments and thereby to verify the accuracy of the amounts billed to

Oglethorpe Power pursuant to Sections 6.1 and 6.2. No payment made pursuant to the provisions of this Article VI shall constitute a waiver of any right of Oglethorpe Power under Section 6.3 to question or contest the correctness of any charge or credit by Georgia Power or to dispute Georgia Power's resolution of any such question or contest.

         6.5 IMPLEMENTATION COSTS. Oglethorpe Power hereby agrees to reimburse Georgia Power for all costs incurred by Georgia Power or its agent (except attorney's fees) in connection with implementing this Agreement or the rates and procedures provided for herein. Oglethorpe Power shall pay Georgia Power the amount of such costs within ten (10) Days after Georgia Power delivers an invoice therefor to Oglethorpe Power. The provisions of 6.2(b), 6.3, 6.4 and 6.6 shall apply to the payment and verification of such invoice. Georgia Power agrees that Georgia Power may not duplicate its recovery of any costs both under this Section 6.5 and under Section 16.1 of the RCSA.

         6.6      FAILURE TO MAKE PAYMENTS.

                  (a) If Oglethorpe Power fails to pay when due the full amounts of any payment(s) required by Sections 6.1, 6.2, 6.3 or 6.5 then:

                           (1) Oglethorpe Power shall have no right to any capacity or energy hereunder, or to exercise any of its rights under this Agreement; and

                           (2) if the RCSA is then in effect, the LT Schedules shall be deemed not to be "Qualifying Resources - Spinning" or "Qualifying Resources - Supplemental" and the "Difference" utilized in the calculation of the "Back-Up Capacity Charge" shall exclude all LT Schedules (as such terms are defined and used in the RCSA);

from the date such overdue payment(s) were due until Oglethorpe Power has paid the full amounts of all such overdue payments to Georgia Power (including, without limitation, interest) as required by said Sections 6.1, 6.2, 6.3 and 6.5.
                  (b) Georgia Power agrees that, if Oglethorpe Power pays to Georgia Power such overdue payment(s) during the five (5) Day period allowed for curing a failure to make payment provided for in Section 10.1(a) (including, without limitation, interest) and undertakes to recommence making its other payments to Georgia Power as and when due hereunder, Georgia Power will recommence supplying capacity and energy to Oglethorpe Power hereunder no later than the end of the five (5) Day period provided for in Section 10.1(a).

                  (c) In addition to the rights granted in Sections 6.3, 6.6(a), and Article X, Georgia Power may take any action, at law or in equity, to enforce this Agreement and to recover any and all unrecovered damages and expenses and other losses, costs and liabilities (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by Georgia Power as a result of or in connection with any default in payment by Oglethorpe Power under this Agreement.

         6.7      LIMITED WITHHOLDING OF PAYMENTS.

                  (a) If Oglethorpe Power questions or contests the amount of any payment claimed by Georgia Power in any Month to be due pursuant to this Agreement, which amount is more than twice as large as the highest amount previously claimed by Georgia Power to be due pursuant to this Agreement in any other Month of the Term, then Oglethorpe Power may withhold payment of the lesser of:

                           (1) the disputed portion of such amount; or

                           (2) that portion of such amount which is in excess of twice such highest Monthly amount previously claimed by Georgia Power to be due pursuant to this Agreement.


         (b) If Oglethorpe Power acquires the right under Section 6.7(a) to withhold any portion of a payment claimed by Georgia Power to be due pursuant to this Agreement and chooses to exercise such right, then Oglethorpe Power shall immediately notify Georgia Power that it is questioning or contesting the correctness of such amount and shall also nevertheless tender to Georgia Power on a timely basis under Sections 6.1 and 6.2 that portion of such amount which Oglethorpe Power is not permitted to withhold under Section 6.7(a). Georgia Power and Oglethorpe Power shall then resolve such dispute in accordance with the procedure provided in Sections 6.3(b) and 6.3(c). If Oglethorpe Power is required pursuant to the resolution of such dispute to pay any portion of the withheld amount to Georgia Power, then interest shall be added to the portion so to be paid, from the date such payment was due until such payment together with interest is paid, which interest shall accrue in simple interest terms per annum at the Interest Rate.

                                   ARTICLE VII

                    CERTAIN CAPACITY AND ENERGY SALE MATTERS

         7.1 SERVICE RENDERED. Georgia Power shall provide and Oglethorpe Power shall pay for capacity and energy pursuant to the Tariff, the terms of this Agreement and the Schedules attached hereto. To the extent the terms and conditions of the Tariff are inconsistent with those set forth in this Agreement or in the Schedules, the provisions of this Agreement and Schedules shall control.

         7.2 RESALE. Oglethorpe Power shall have the right to resell any part or all of the Resource Capacity or any or all of the energy scheduled by Oglethorpe Power hereunder, to any person or entity, subject to the terms and conditions of this Agreement. Oglethorpe Power hereby indemnifies and holds Georgia Power and its agent harmless from and against any and all losses, costs, liabilities, damages and expenses (including, without limitation, attorneys' fees and expenses) of any kind incurred or suffered by Georgia Power or its agent pursuant to, as a result of or in connection with any such resale of capacity, energy or both, except for losses, costs, liabilities, damages and expenses (including, without limitation, attorneys' fees and expenses) incurred or suffered by Georgia Power or its agent as a direct result of any action of Georgia Power that is not Prudent Utility Practices or of Georgia Power's or its agents' willful misconduct. This Section 7.2 does not give Oglethorpe Power any rights to assign or delegate this Agreement or any of its rights or obligations hereunder, which Oglethorpe Power acknowledges that it may do only as allowed by Section 9.2.

         7.3 CHARACTER OF TRANSACTIONS. The sale by Georgia Power to Oglethorpe Power of capacity and associated energy under this Agreement does not constitute either:

                  (1) a sale, lease, transfer or conveyance of an ownership interest in or to any generation facilities or resources, including without limitation the Units; or

                  (2) a dedication of ownership or an entitlement to the capacity or output of any generation facilities or resources, including without limitation the Units.

Furthermore, Oglethorpe Power acknowledges and agrees that Georgia Power or its agent shall have the sole authority, which Georgia Power or its agent may exercise in its discretion, to manage, control, operate and maintain all of the Units. (Georgia Power acknowledges, however, that this Section 7.3 is not intended and shall not be construed to reduce Oglethorpe Power's rights to capacity and energy under Article II, III, IV or V.)

         7.4      CONSTANCY OF SUPPLY.

                  (a) Georgia Power does not guarantee or warrant that Georgia Power will supply a constant or uninterrupted supply of capacity or energy under this Agreement. Oglethorpe Power hereby agrees that Georgia Power is not required to make capacity available to Oglethorpe Power under this Agreement at all times during the Term or to deliver under this Agreement a constant or uninterrupted supply of energy.

                  (b) For actions taken pursuant to Sections 4.8 and 5.15, Georgia Power shall not be in breach of this Agreement by reason of, and shall have no liability whatsoever to Oglethorpe Power for, any failure to make capacity available hereunder, or for any failure to deliver or any interruption in the delivery of energy hereunder or for any deficiency in the quality of service hereunder.

                  (c) For any other actions taken pursuant to this Agreement, Georgia Power shall not be in breach of this Agreement by reason of, and shall have no liability whatsoever to Oglethorpe Power for, any failure to make capacity available hereunder, or for any failure to deliver or any interruption in the delivery of energy hereunder or for any deficiency in the quality of service hereunder; PROVIDED, HOWEVER, the foregoing exculpatory clause of this
Section 7.4(c) shall not apply to any such failure that is the direct result of any action of Georgia Power that (i) is not Prudent Utility Practices, (ii) is of Georgia Power's or its agent's willful misconduct, or (iii) is done for purely economic reasons.

         7.5      MARKET RATE TARIFF.

                  (a) It is the expressed intent of the Parties that this Agreement and the attached Schedules be accepted by the FERC as a sale pursuant to the Tariff without any modifications of its charges, terms and conditions and without additional filing requirements. If, at any time, the FERC does not allow this Agreement to function pursuant to the Tariff or requires any cost of service support for any charges hereunder, Oglethorpe Power agrees to actively support and pursue acceptance by the FERC of all charges and terms as stated in this Agreement. If, at any time, the FERC orders any changes to any charges or terms hereunder or any refunds, including, but not limited to, interest or penalties, other than penalties resulting from actions by Georgia Power or its agent that are not Prudent Utility Practices or that constitute willful misconduct, Oglethorpe Power agrees that Georgia Power shall have the right to file one or more unilateral changes to the charges and terms hereunder to recover the revenues, as closely as practicable, intended by this Agreement in its original form.

                  (b) Oglethorpe Power agrees to actively support any and all such changes and to cooperate with and assist Georgia Power in securing acceptance by the FERC of any and all such changes, in as expeditious a manner as is practicable, to the extent such changes do not result in higher charges to Oglethorpe Power than the charges intended by this Agreement in its original form. The obligations pursuant to this Section 7.5 shall survive termination of this Agreement and any of the Schedules.

                  (c) Georgia Power and Oglethorpe Power each agrees that, except as expressly permitted under Sections 7.5, 7.6, 7.7, 8.4, 8.5, and 9.1 of the Agreement, or to effectuate a change as permitted in Part 6 of each of the Schedules, it shall not seek to modify this Agreement or any related Schedule under Sections 205 or 206 of the Federal Power Act or any other provision of law, except with the consent of both Parties or as required to comply with an order of a Governmental Authority with jurisdiction over this Agreement.

         7.6      TERMINATION OF THE BPSA.

                  (a) It is the expressed intent of the Parties that the BPSA be terminated effective with the commencement of service pursuant to Section 8.1 of this Agreement. The Parties shall take all steps reasonably necessary to terminate the BPSA including, but not limited to, the FERC's acknowledgment thereof, without the necessity for any filings or other justifications for any charges rendered under the BPSA.

                  (b) The Parties expressly agree that termination of the BPSA pursuant to this Section 7.6 shall constitute expiration of the BPSA pursuant to its own terms as contemplated under the Umbrella Agreement, Section 3.4.

         7.7 FERC MODIFICATION OF FORMULARY RATES UNDER THE BPSA. If, at any time, the FERC orders any changes to any charges rendered under the BPSA or any refunds, including, but not limited to, interest or penalties, other than penalties resulting from actions by Georgia Power or its agent that are not Prudent Utility Practices or that constitute willful misconduct, Oglethorpe Power agrees that Georgia Power shall have the right to file one or more unilateral changes to the charges and terms hereunder to recover the revenues, as closely as practicable, intended by the BPSA in its original form. Furthermore, Oglethorpe Power agrees to actively support any and all such changes and to cooperate with and assist Georgia Power in securing acceptance by the FERC of any and all such changes, in as expeditious a manner as is practicable, to the extent such changes do not result in higher charges to Oglethorpe Power than the charges intended by the BPSA in its original form. This obligation shall survive termination of this Agreement and any of the Schedules.

                                  ARTICLE VIII

                                TERM OF AGREEMENT

         8.1 TERM. The term of this Agreement shall begin on the date first written above and shall continue inclusive through one (1) minute after 11:59 p.m. (Operating Time) on March 31, 2006. Service under this Agreement shall commence, subject to the conditions included in Section 8.2, at one (1) minute prior to 12:01 a.m. (Operating Time) on April 1, 1999. Oglethorpe Power shall have the option of terminating this Agreement, prior to commencement of service under this Agreement, by written notice delivered to Georgia Power by close of business on March 26, 1999, PROVIDED, HOWEVER, that Oglethorpe Power must provide evidence, acceptable in form and substance to Georgia Power, that the EMCs have not subscribed to at least fifty megawatts
(50MW), in aggregate, of the LT Resources. The provisions of Article VI shall survive termination of this Agreement to the extent necessary to render final bills and permit auditing and resolution of disputes, if any, with respect to such final bills in accordance with the provisions of Article VI.

         8.2 CONDITIONS FOR EFFECTIVENESS. The respective obligations hereunder of Georgia Power to sell capacity and energy to Oglethorpe Power, and of Oglethorpe Power to purchase capacity and energy from Georgia Power, are conditioned upon:

                  (1) The receipt by Georgia Power of acceptance by the FERC of this Agreement, without modification, as a service agreement pursuant to the Tariff.

                  (2) The receipt by Georgia Power of acceptance by the FERC of termination of the BPSA, without modification, effective with the commencement of service pursuant to this Agreement.

                  (3) If a Governmental Authority other than FERC properly asserts jurisdiction regarding approval of this Agreement, the receipt of any required approvals of this Agreement, without modification by such Governmental Authority.

                  (4) For the LT Resources, the receipt by Oglethorpe Power of approval by at least seventy-five percent (75%) of its board of directors and approval by at least seventy-five percent (75%) of its EMCs of this Agreement.

Georgia Power and Oglethorpe Power shall cooperate with each other, as the other may reasonably request, in connection with the procurement of such acceptance from the FERC and any required approvals of any Governmental Authorities.

         8.3      EMCS' APPROVAL OF ANY LT RESOURCE AS A NON-RECOURSE RESOURCE.

                  (a) If condition (4) of Section 8.2 is not met for any of the LT Resources, but the EMCs approve said LT Resource(s) as a Non-Recourse Resource (as such term is defined in Section 8.3(c) herein), the Parties agree to amend this Agreement, as necessary, to obtain approval of such Non-Recourse Resource by Oglethorpe Power and its approving members on or before June 30, 1999. Oglethorpe Power and its approving members shall execute separate definitive agreements for the resale of capacity and energy purchased by Oglethorpe Power under the amended Agreement as a Non-Recourse Resource and further, in the case of those approving members who are borrowers from the RUS, obtain approval by the RUS of such members' agreements with Oglethorpe Power on or before June 30, 1999. If any LT Resource is approved as a Non-Recourse Resource, the amended Agreement shall include a provision that there is no recourse for Oglethorpe Power's monetary obligations under the amended Agreement with respect to such Non-Recourse Resource, directly or indirectly, to the general credit of Oglethorpe Power or to any property, revenues or agreements of Oglethorpe Power, other than the revenues received by Oglethorpe Power under its separate contracts with its members who have subscribed for the resale of energy and capacity from the Non-Recourse Resource. If any LT Resource is approved as a Non-Recourse Resource, then, with respect to that Non-Recourse Resource only, the approving members shall execute additional agreements, as reasonably required, directly with Georgia Power for their respective purchases, or shall guarantee Oglethorpe Power's obligations, and shall provide such credit assurance as Georgia Power may reasonably require. One or more of such approving members may contract directly with Georgia Power concerning such Non-Recourse Resource similar to the LT Resource described in this Agreement on such terms as the parties may mutually agree.

                  (b) In the event that either of the LT Resources is approved as a Non-Recourse Resource, the effective date for commencement of service with respect to such Non-Recourse Resource shall be July 1, 1999, and the term for such Non-Recourse Resource shall be reduced by 3 Months, (i.e., the termination dates will be unchanged). Furthermore, if the LT Peaking Resource is a Non-Recourse Resource, its Monthly Capacity Rate for the period July 1, 1999, through March 31, 2000, shall be three and twenty-five one-hundredths dollars per kilowatt-month ($3.25/kW-Mo), and if the LT Steam Resource is a Non-Recourse Resource, its Monthly Capacity Rate for the period July 1, 1999, through March 31, 2000, shall be four and fifty one-hundredths dollars per kilowatt-month ($4.50/kW-Mo).

                  (c) "Non-Recourse Resource" means an agreement for the purchase of capacity and energy which is: approved by less than seventy-five percent (75%) of Oglethorpe Power's board of directors, approved by less than seventy-five percent (75%) of Oglethorpe Power's members, fully subscribed by the subset of Oglethorpe Power's members who are approving members, and supported only by the credit of and revenues from sales to such approving members, with no recourse to the general credit or other property of Oglethorpe Power and its members.

         8.4      FERC CHANGES; RIGHTS TO TERMINATE.

                  Either Georgia Power or Oglethorpe Power may terminate this Agreement, in its respective sole discretion, following the issuance of a final unappealed order by the FERC or any other final action by any Governmental Authority properly asserting jurisdiction over this Agreement either rejecting this Agreement or accepting this Agreement in a modified form (so that this Agreement is not in substantially the agreed-upon and filed form). Georgia Power or Oglethorpe Power may elect to exercise such right to terminate only within the thirty (30) Day period following the expiration of all periods within which an appeal of such an Order could be filed by any person or entity. If Georgia Power or Oglethorpe Power elects to exercise such right to terminate, then the electing party shall deliver a written notice of such election to the other within the aforementioned period, and this Agreement will be deemed to have been terminated effective upon the date of the other's receipt of such written notice.

         8.5      PURCHASES AFTER EXPIRATION, TERMINATION OR REDUCTION.

                  Oglethorpe Power agrees that this Agreement (and the capacity and energy rates provided for herein and in the Schedules hereto) will expire at each end of the Term and that this Agreement (and the capacity and energy rates provided for herein and in the Schedules hereto) shall terminate effective as of the date determined in accordance with Section 8.4 or 10.3, if such Section becomes operative and is exercised by either Georgia Power or Oglethorpe Power. Oglethorpe Power further agrees that it will not seek to purchase any capacity or associated energy or to schedule any transactions under this Agreement after the date of expiration or termination determined as aforesaid.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 APPROVALS. Oglethorpe Power and Georgia Power agree to use their best efforts to apply for promptly and to pursue diligently any required approvals from Governmental Authorities for the consummation of the transactions contemplated hereby or for the giving of effect to the expiration of this Agreement or any termination of this Agreement on the date determined in accordance with Section 8.5 (which obligation of Oglethorpe Power shall be in addition to its undertakings under Section 8.5). This provision is not intended to subject this Agreement to the jurisdiction of any Governmental Authority that does not have such jurisdiction over this Agreement at the time of execution of this Agreement.

         9.2      ASSIGNMENT.

                  (a) Neither Oglethorpe Power nor Georgia Power may sell, assign or otherwise transfer any or all of this Agreement or its respective rights, or delegate any or all of its respective obligations, under this Agreement, at any time, without the prior written consent of the other in each instance; PROVIDED, HOWEVER, that neither Georgia Power nor Oglethorpe Power may unreasonably withhold its consent to any conveyance by the other of a security interest in this Agreement as security for bonds or other obligations issued or to be issued; PROVIDED, FURTHER, that Georgia Power may assign this Agreement and its respective rights, and delegate its respective obligations, under this Agreement to a generation Affiliate succeeding to substantially all of Georgia Power's interests in the Units, without the consent of Oglethorpe Power.

                  (b) Notwithstanding Section 9.2(a), actions identified herein as being accomplished by Georgia Power may be accomplished either by Georgia Power or by its agent.

         9.3 GEORGIA POWER'S AGENT. Wherever this Agreement requires Oglethorpe Power to provide information, schedules, notice or the like to, or to take direction from, Georgia Power or its agent, Oglethorpe Power shall provide information, schedules, notice or the like to, or take direction from, whichever of Georgia Power, its agent or both that Georgia Power may direct from time to time.

         9.4 NO PARTNERSHIP. Oglethorpe Power and Georgia Power do no intend for this Agreement to, and this Agreement shall not, create any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit.

         9.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon any respective successors and assigns of Oglethorpe Power and Georgia Power.

         9.6 NO THIRD PARTY BENEFIT. Nothing in this Agreement shall be construed to create any duty, obligation or liability of Georgia Power to any person or entity not a party to this Agreement.

         9.7 NO CONSEQUENTIAL DAMAGES. Notwithstanding any other provision of this Agreement, neither Georgia Power nor Oglethorpe Power shall be liable to the other for indirect, incidental or consequential damages (including without limitation replacement capacity or energy) under, arising out of, due to or in connection with its performance or nonperformance of this Agreement or any of its obligations herein, whether based on contract, tort (including without limitation negligence), strict liability, warranty or otherwise.

         9.8 NO AFFILIATE LIABILITY. Notwithstanding any other provision of this Agreement, no Affiliate of Georgia Power (including without limitation any Affiliate of Georgia Power acting as Georgia Power's agent where Georgia Power's agent is given certain authorities hereunder) shall have any liability whatsoever for any party's performance, nonperformance or delay in performance under this Agreement unless such Affiliate of Georgia Power has been assigned this Agreement as a generation Affiliate succeeding to substantially all of Georgia Power's interests in the Units in accordance with Section 9.2(a).

         9.9 DISCLAIMER OF WARRANTY. GEORGIA POWER, ON BEHALF OF ITSELF, EACH OF ITS AFFILIATES AND EACH OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, SUCCESSORS AND ASSIGNS, HEREBY DISCLAIMS ANY AND ALL EXPRESS, IMPLIED OR STATUTORY WARRANTIES CONCERNING EITHER OR BOTH THE CAPACITY OR ENERGY TO BE SOLD BY GEORGIA POWER HEREUNDER OR CONCERNING ANY INFORMATION FURNISHED BY OR FOR ANY ONE OR MORE OF THEM, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AVAILABILITY, ACCURACY, QUALITY, QUANTITY OR OTHERWISE.

         9.10     TIME OF ESSENCE; NO WAIVER.

                  (a)  Time is of the essence of this Agreement.

                  (b) Neither Georgia Power's nor Oglethorpe Power's failure to enforce any provision or provisions of this Agreement shall in any way be construed as a waiver of any such provision or provisions as to any future violation thereof, nor prevent it from enforcing each and every other provision of this Agreement at such time or at any time thereafter. The waiver by either Georgia Power or Oglethorpe Power of any right or remedy shall not constitute a waiver of its right to assert said right or remedy, at any time thereafter, or any other rights or remedies available to it at the time of or any time after such waiver.

         9.11 AMENDMENTS. This Agreement may be amended by and only by a written instrument duly executed by each of Oglethorpe Power and Georgia Power, which has received all approvals of Governmental Authorities or competent jurisdiction necessary for the effectiveness thereof.

         9.12     NOTICE.

                  (a) Any notice, request, consent or other communication permitted or required by this Agreement other than the operations-related notices described in Section 9.12(b) shall be in writing and shall be deemed given on the Day hand-delivered to the officer identified below, or the third
(3rd) Day after the same is deposited as certified mail, prepaid, with the United States Postal Service, and if given to Georgia Power shall be addressed to:
                           Georgia Power Company
                           c/o Southern Company Services, Inc.
                           270 Peachtree Street, N.E.
                           Atlanta, Georgia  30303

                           Attention:  Vice President-Southern Wholesale Energy

          and if given to Oglethorpe Power shall be addressed to:

                           Oglethorpe Power Corporation
                           2100 East Exchange Place
                           P.O. Box 1349
                           Tucker, Georgia  30085-1349

                           Attention:  Vice President-Power Marketing
unless Georgia Power or Oglethorpe Power shall have designated a different officer or address for itself by notice to the other.

                  (b) Any operations-related notice, request, consent or other communication permitted or required by this Agreement in Articles IV and V will be by direct electronic transfer between the Parties or their respective designees, to the maximum extent practicable, and, if otherwise necessary, may be by telephone, facsimile, or any other electronic medium all mutually acceptable to the Parties. The Parties agree to provide to each other, on or before April

1, 1999, written notice identifying the appropriate electronic transfer address and other such electronic media information, including the preferred means for acknowledging receipt of notice. Operations-related notices shall be deemed given at the time received by the receiving Party.

         9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.14 ARTICLES AND SECTION HEADINGS. The descriptive headings of the various Articles, Sections and Parts of this Agreement and the Schedules hereto have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         9.15 INCLUDING. Wherever the term "including" is used in this Agreement and the Schedules hereto, such term shall not be construed as limiting the generality of any statement, clause, phrase or term.

         9.16 GOVERNING LAW. The validity, interpretation and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia (without giving effect to the principles of conflict of laws).

         9.17 NECESSARY AUTHORIZATION. Subject to the conditions listed in Section 8.2, each Party represents that it has the necessary corporate and legal authority to enter into this Agreement and to perform each and every duty and obligation imposed herein, including those set forth under the Schedules, and that this Agreement, when executed by the duly authorized representative of each Party, represents a valid, binding and enforceable legal obligation of such Party and that the consummation of the transactions contemplated herein will not violate any organizational documents, agreements or any applicable laws. Each individual affixing a signature to this Agreement represents and warrants that he or she has been duly authorized to execute this Agreement on behalf of the Party he or she represents, and that by signing the Agreement, a valid, binding and enforceable legal obligation of said Party has been created.

                                    ARTICLE X

                        EVENT OF DEFAULT AND TERMINATION

         10.1 EVENT OF DEFAULT. "Event of Default" means the occurrence of any of the following events with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party"):

                  (a) the Defaulting Party fails to make any payment which it is obligated to make pursuant to this Agreement to the Non-Defaulting Party; PROVIDED, HOWEVER, the Non-Defaulting Party shall give the Defaulting Party written notice of such payment deficiency and at least five (5) Days from the date of such written notice to make the required payment before declaring the payment deficiency an Event of Default;

                  (b) any representation or warranty of the Defaulting Party pursuant to this Agreement shall prove to have been false or misleading in any material respect when made or deemed made unless (i) the fact, circumstances or condition that is the subject of such representation or warranty is made true within twenty (20) Days after notice thereof has been given to the Defaulting Party and (ii) such cure removes any adverse effect on the Non-Defaulting Party of such fact, circumstance or condition being otherwise than as first represented;

                  (c)  the Defaulting Party;

                           (i) makes a general assignment or arrangement for the benefit of its creditors;

                           (ii) (A) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or
         (B) has such petition filed or proceeding commenced against it and, in the case of a petition filed or proceeding commenced against it, such petition or proceeding results in a judgment of insolvency or bankruptcy or the entry of any order for relief or the making of an order for the winding-up or liquidation of such entity, or is not dismissed, discharged, stayed or restrained within five (5) business Days of the filing or commencement thereof;

                           (iii)  otherwise becomes bankrupt or insolvent;

                           (iv) fails or is unable or admits in writing its inability generally to pay its debts as they become due;

                           (v) is dissolved (other than pursuant to a consolidation, acquisition, amalgamation or merger);

                           (vi) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, acquisition, amalgamation or merger);

                           (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets;

                           (viii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and subject secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) Days thereafter;

                           (ix) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (c) (i) to
         (viii) (inclusive); or

                           (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

                  (d) the Defaulting Party fails to perform or observe any material obligation of such Party under this Agreement, which such failure materially and adversely affects the ability of such Party to perform its obligations under this Agreement, and such failure continues for sixty (60) Days after written notice of such default is given by the other Party;

         10.2 RIGHTS UNDER AGREEMENT. Except as otherwise provided herein, each Party reserves to itself all rights, counterclaims, and other defenses which it is or may be entitled to arising from or out of the Agreement.

         10.3 TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the Non-Defaulting Party shall have the right to terminate this Agreement upon written notice to the Defaulting Party in addition to any other right or remedy the Non-Defaulting Party may have under this Agreement or at law, except as otherwise limited by this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                "Georgia Power"

                                GEORGIA POWER COMPANY

                                By:  /s/  Fred D. Williams
                                    --------------------------------------------
                                Name:  Fred D. Williams

                                Title:  Senior Vice President



                                "Oglethorpe Power"

                                OGLETHORPE POWER CORPORATION
                                (AN ELECTRIC MEMBERSHIP CORPORATION)

                                By:  /s/  Jerry J. Saacks
                                    --------------------------------------------
                                Name:  Jerry J. Saacks

                                Title:  Chief Operating Officer










                                [SIGNATURE PAGE:
                     LONG TERM TRANSACTION SERVICE AGREEMENT
                                     between
                              GEORGIA POWER COMPANY
                                       and
                          OGLETHORPE POWER CORPORATION
                         Dated as of February 26, 1999]

                                    EXHIBIT A

                                 MEMBER SYSTEMS:
                          OGLETHORPE POWER CORPORATION

Altamaha Electric Membership Corporation
Amicalola Electric Membership Corporation
Canoochee Electric Membership Corporation
Carroll Electric Membership Corporation
The Central Georgia Electric Membership Corporation
Coastal Electric Membership Corporation
Cobb Electric Membership Corporation
Colquitt Electric Membership Corporation
Coweta-Fayette Electric Membership Corporation
Excelsior Electric Membership Corporation
Flint Electric Membership Corporation
Grady Electric Membership Corporation
GreyStone Power Corporation, An Electric Membership Corporation
Habersham Electric Membership Corporation
Hart Electric Membership Corporation
Irwin Electric Membership Corporation
Jackson Electric Membership Corporation
Jefferson Energy Cooperative, An Electric Membership Corporation
Lamar Electric Membership Corporation
Little Ocmulgee Electric Membership Corporation
Middle Georgia Electric Membership Corporation
Mitchell Electric Membership Corporation
Ocmulgee Electric Membership Corporation
Oconee Electric Membership Corporation
Okefenoke Rural Electric Membership Corporation
Pataula Electric Membership Corporation
Planters Electric Membership Corporation
Rayle Electric Membership Corporation
The Satilla Rural Electric Membership Corporation
Sawnee Electric Membership Corporation
Slash Pine Electric Membership Corporation
Snapping Shoals Electric Membership Corporation
Sumter Electric Membership Corporation
Three Notch Electric Membership Corporation
Tri-County Electric Membership Corporation
Troup Electric Membership Corporation
Upson County Electric Membership Corporation
Walton Electric Membership Corporation
Washington Electric Membership Corporation

                                   SCHEDULE A

                               SHORT TERM RESOURCE

         1.       GENERAL AND DEFINITIONS.

                  This Schedule A is attached to and incorporated into that certain Long Term Transaction Service Agreement Under Southern Companies' Federal Energy Regulatory Commission Electric Tariff Volume No. 4 Market-Based Rate Tariff between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Corporation) dated as of February 26, 1999 ("the Agreement"). Georgia Power and Oglethorpe Power have agreed in the Agreement that Oglethorpe Power will pay for the capacity and energy associated with the Short Term Resources on a Monthly basis utilizing the rates and methodologies determined in accordance with this Schedule A. All initially capitalized terms and phrases used in this Schedule A, but not expressly defined herein, shall have the respective meanings ascribed to them in the Agreement.

         2.       CAPACITY AND TERM.

                  Georgia Power offers to sell to Oglethorpe Power, subject to the terms of the Agreement, capacity and associated energy, from one (1) or more of five (5) fifty megawatt (50 MW) Short Term Resources, designated "ST-1", "ST-2", ST-3", "ST-4" and "ST-5", for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on June 1, 1999 and continuing through one (1) minute after 11:59 p.m.(Operating Time) on May 31, 2000. Oglethorpe Power shall specify how many of the Short Term Resources it commits to purchase for the above specified period in a written notice to be delivered to Georgia Power on or before

                               Schedule A - page 1

March 26, 1999. Such notice shall be incorporated herein by this reference. This Schedule A shall terminate at one (1) minute after 11:59 p.m. (Operating Time) on May 31, 2000.

         3.       MONTHLY CAPACITY CHARGE.

                  For each Short Term Resource purchased by Oglethorpe Power pursuant to the notice incorporated above, Oglethorpe Power shall pay a Monthly Capacity Charge, in dollars per Month ($/Mo), in accordance with the following schedule:

                  June 1999 -- $362,500
                  July - September 1999  --  $662,500
                  October 1999 - May 2000  --  $75,000

         4.       HOURLY ENERGY RATE.

                  (a) The Hourly Energy Rate for energy purchases associated with the Short Term Resources shall be the product, expressed in dollars per megawatt-hour rounded to the nearest one-hundredth ($0.00/MWH) of (i) one and one-tenth (1.1) and (ii) Southern Marginal Cost, where Southern Marginal Cost is defined as the incremental energy cost of Southern Dispatch after serving all Southern Control Area obligations and actual Unit Power Sales' base, alternate, supplemental and replacement schedules but prior to serving any other sales outside the Southern Control Area, which costs shall include fuel expense, variable operating and maintenance expense, fuel handling expense, emissions allowance value, and other appropriate energy-related costs, including, but not limited to, energy purchases, as permitted by the IIC and as determined prior to the applicable Hour. The Hourly Energy Rate for energy utilization from "Excess Short Term Resources" (as determined below) shall be increased by the difference, if such difference is greater than zero (0), expressed in dollars per megawatt-hour rounded to the nearest one-hundredth ($0.00),

                               Schedule A - page 2

                  (1) the higher of (i) one and one tenth (1.1) times the highest Hourly (excluding multi-hour transactions) off-system transaction price disclosed by Georgia Power, if any, in effect for such Hour (either a purchase or a sale) or (ii) "System Marginal Cost" (as such term is defined and used in the RCSA) for such Hour plus ten dollars per megawatt-hour ($10/MWH), minus

                  (2) the sum, (i) the current Monthly Capacity Charge, in dollars per Month ($/Mo) for the Short Term Resources divided by the product of fifty megawatts (50 MW), the number of weekdays in such Month and sixteen (16) Hours per Day, plus (ii) one and one tenth (1.1) times the Southern Marginal Cost for such Hour.

Any off-system transaction price disclosed by Georgia Power shall be treated consistently with the confidentiality provisions of Article XV of the RCSA.

                  (b) If the net of the "OPC Off-System Transactions," sales plus exports minus purchases minus imports (as such term is defined and used in the RCSA), is less than fifty megawatts (50 MW) during the Hour containing the greatest "OPC Territorial Load" (as such term is defined and used in the RCSA) during a given Day, then no Short Term Resources are deemed to be Excess Short Term Resources during such Day. If the number of Short Term Resources scheduled during the Hour containing the greatest OPC Territorial Load during a given Day is less than the net OPC Off-System Transactions during such Hour, expressed in megawatt-hours (MWH), divided by, fifty megawatts (50 MW), with any resulting fraction being truncated to an integer value, then all of the Short Term Resources are deemed to be Excess Short Term Resources during such Day. Otherwise, the number of Short Term Resources that are not deemed to be Excess Short Term Resources during a given Day equals (i) the number of Short Term Resources scheduled during the Hour containing the greatest OPC Territorial Load,

                               Schedule A - page 3
minus (ii) the net OPC Off-System Transactions during such Hour, expressed in megawatt-hours (MWH), divided by, fifty megawatts (50 MW), with any resulting fraction being truncated to an integer value. In any given Hour, Short Term Resources that are not Excess Short Term Resources shall be deemed scheduled first.

         5.       PERFORMANCE GUARANTEE.

                  If the provisions of Section 4.8(c) of the Agreement are applicable for a given Month and the calculation detailed therein results in a value less than ninety-five one-hundredths (0.95), the credit due Oglethorpe Power in the following Monthly invoice shall be calculated as the product of (i) the difference between ninety-five one-hundredths (0.95) and the value calculated pursuant to Section 4.8(c) of the Agreement expressed to three (3) decimal places, times
         (ii) the sum of the kilowatt (kW) capacity associated with the Short Term Resources purchased by Oglethorpe Power pursuant to the notice incorporated above, times (iii) if such Month is June, July, August or September, thirteen and twenty-five one-hundredths dollars per kilowatt ($13.25/kW), otherwise, one and fifty one-hundredths dollars per kilowatt ($1.50/kW).

         6.       CHANGE IN LAW.

                  The Parties acknowledge that a Change in Law, including, but not limited to, environmental laws and regulations and energy taxes applicable to wholesale sales, but specifically excluding any other taxes, may significantly change (increase or decrease) Georgia Power's costs in providing the service described above. In the event of such a Change in Law, either Party may give notice to the other Party that Georgia Power's costs have changed significantly and may initiate negotiations to modify this Schedule to reflect such changes in costs. If the Parties have not negotiated and agreed upon an amendment to this Schedule within

                               Schedule A - page 4

90 Days, either Party shall have the right to initiate a dispute resolution process as follows: (i) Georgia Power shall make a good faith calculation of the effect of such change and adjust the billing accordingly, (ii) Oglethorpe may pay under protest, (iii) a mutually agreeable individual ("Accountant") shall calculate the appropriate adjustment to reflect the change in cost, and billings will be adjusted accordingly, and (iv) the Parties shall split Accountant's fee for rendering such service. If the Parties cannot reach agreement on a mutually agreeable individual, then the head of the utilities practice group at Arthur Andersen will be used.


                               Schedule A - page 5

                                   SCHEDULE B

                           LONG TERM PEAKING RESOURCE

         1.       GENERAL AND DEFINITIONS.

                  This Schedule B is attached to and incorporated into that certain Long Term Transaction Service Agreement Under Southern Companies' Federal Energy Regulatory Commission Electric Tariff Volume No. 4 Market-Based Rate Tariff between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Corporation) dated as of February 26, 1999 ("the Agreement"). Georgia Power and Oglethorpe Power have agreed in the Agreement that Oglethorpe Power will pay for the capacity and energy associated with the LT Peaking Resource on a Monthly basis utilizing the rates and methodologies determined in accordance with this Schedule B. All initially capitalized terms and phrases used in this Schedule B, but not expressly defined herein, shall have the respective meanings ascribed to them in the Agreement.

         2.       CAPACITY AND TERM.

                  Georgia Power offers to sell to Oglethorpe Power, subject to the terms of the Agreement, capacity and associated energy, from one (1) two hundred fifty megawatt (250 MW) LT Peaking Resource. Oglethorpe Power shall specify how many megawatts (MW), in increments of fifty megawatts (50 MW), of the LT Peaking Resource it commits to purchase for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on April 1, 1999 and continuing through one (1) minute after 11:59 p.m. (Operating Time) on March 31, 2003 in a written notice to be delivered to Georgia Power on or before March 26, 1999. Such notice shall be incorporated herein by this reference. Oglethorpe Power shall purchase the "Remainder",

                               Schedule B - page 1
determined by the difference, if any, between two hundred fifty megawatts (250
MW) and the quantity specified in the above incorporated notice, for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on April 1, 1999 and continuing through one (1) minute after 11:59 p.m. (Operating Time) on August 31, 2000 and Oglethorpe Power shall purchase one-half the Remainder for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on September 1, 2000 and continuing through one (1) minute after 11:59 p.m. (Operating Time) on August 31, 2001. This Schedule B shall terminate at one (1) minute after 11:59 p.m. (Operating Time) on March 31, 2003.

         3.       MONTHLY CAPACITY RATE.

                  The Monthly Capacity Rate, expressed in hundredths of dollars per kilowatt-month ($0.00/kW-Mo), for the combined LT Peaking Resource shall be determined each Month as:

         (1)  the sum of:

              (a) the product of:

                  (i) the then current megawatts (MW) associated with the
                      Remainder

                  (ii)for each Month in 1999, four dollars per kilowatt-month
                      ($4.00/kW-Mo) for each Month in 2000, four and twenty-five one-hundredths dollars per kilowatt-month ($4.25/kW-Mo) for each Month in 2001, four and fifty one-hundredths dollars per kilowatt-month ($4.50/kW-Mo)

              (b) the product of:

                  (i) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above

                               Schedule B - page 2

                  (ii) the rate determined below

         (2)  divided by the sum of:

              (a) the then current megawatts (MW) associated with the Remainder

              (b) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above.

The rate for the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above for the Months of April 1999 through March 2000 shall be three and forty-four one-hundredths dollars per kilowatt-month ($3.44/kW-Mo). The rate, expressed in hundredths of dollars per kilowatt-month ($0.00/kW-Mo), for such capacity for each succeeding April through March period shall be determined as (i) three and fifty-five one-hundredths dollars per kilowatt-month ($3.55/kW-Mo), multiplied by (ii) the Gross Domestic Product Implicit Price Deflator, relative to a 1992 base year, as reported in the SURVEY OF CURRENT BUSINESS published by the Bureau of Economic Analysis United States Department of Commerce, Washington, D. C. ("GDPIPD") for the first quarter of the then current calendar Year as last reported prior to April 30 of such Year, divided by (iii) 113.070, the GDPIPD for the last quarter of 1998. If the GDPIPD methodology is revised or ceases to be reported, the Parties agree to adopt a comparable escalator through the process detailed in Part 6 of this Schedule B.

         4.       MONTHLY ENERGY RATE.

                  The Monthly Energy Rate, expressed in hundredths of dollars per megawatt-hour ($0.00/MWH), for the LT Peaking Resource shall be determined each Month as the sum, over each of the Units identified in the following table, of the product of:

         (1) each Unit's energy rate for such Month, expressed in hundredths of dollars per megawatt-hour ($0.00/MWH), determined as the sum of:

                               Schedule B - page 3

              (a) the product of:

                  (i) the average heat rate for each Unit, expressed in millions of British Thermal Units per megawatt-hour (MMBTU/MWH), derived from "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

                  (ii) the replacement fuel cost for each Unit for such Month, in dollars per million British Thermal Units ($/MMBTU), determined as (i) the prevailing then current spot market quotes for oil purchases or (ii) the prevailing then current spot market quotes for gas purchases; as calculated by Georgia Power or its agent, and as possibly adjusted by Georgia Power or its agent, in its discretion, for either or both market volatility and transportation and delivery costs (Georgia Power's and its agent's current practice as of the date of the Agreement is to calculate these estimates of replacement oil and gas prices on a Monthly basis, but Georgia Power may change the exact period to be used in such calculations in Georgia Power's or its agent's reasonable discretion)

              (b) the variable operations and maintenance expense rate for each
                  Unit, expressed in dollars per megawatt-hour ($/MWH), as shown in "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

              (c) the fuel handling expense rate for each Unit, expressed in dollars per megawatt-hour ($/MWH), as shown in "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

              (d) other energy related costs for each Unit, expressed in dollars per megawatt-hour ($/MWH), properly determined in accordance with FERC/NERC procedures

                               Schedule B - page 4

         (2)  the factor for such Unit from the following table

                    --------------------------------------- ----------------------------------
                                     Unit                                Factor
                    --------------------------------------- ----------------------------------
                    Arkwright 5A                                        0.014288
                    --------------------------------------- ----------------------------------
                    Atkinson 5A                                         0.034264
                    --------------------------------------- ----------------------------------
                    Atkinson 5B                                         0.034264
                    --------------------------------------- ----------------------------------
                    Bowen 6                                             0.034264
                    --------------------------------------- ----------------------------------
                    Gaston A                                            0.008640
                    --------------------------------------- ----------------------------------
                    McDonough 3A                                        0.034264
                    --------------------------------------- ----------------------------------
                    McDonough 3B                                        0.034264
                    --------------------------------------- ----------------------------------
                    McManus 3A                                          0.045576
                    --------------------------------------- ----------------------------------
                    McManus 3B                                          0.045576
                    --------------------------------------- ----------------------------------
                    McManus 3C                                          0.045576
                    --------------------------------------- ----------------------------------
                    McManus 4A                                          0.046640
                    --------------------------------------- ----------------------------------
                    McManus 4B                                          0.046640
                    --------------------------------------- ----------------------------------
                    McManus 4C                                          0.046640
                    --------------------------------------- ----------------------------------
                    McManus 4D                                          0.046640
                    --------------------------------------- ----------------------------------
                    McManus 4E                                          0.046640
                    --------------------------------------- ----------------------------------
                    McManus 4F                                          0.046640
                    --------------------------------------- ----------------------------------
                    Mitchell 4A                                         0.034304
                    --------------------------------------- ----------------------------------
                    Mitchell 4B                                         0.034304
                    --------------------------------------- ----------------------------------
                    Mitchell 4C                                         0.034304
                    --------------------------------------- ----------------------------------
                    Wilson 5A                                           0.047712
                    --------------------------------------- ----------------------------------
                    Wilson 5B                                           0.047712
                    --------------------------------------- ----------------------------------
                    Wilson 5C                                           0.047712
                    --------------------------------------- ----------------------------------
                    Wilson 5D                                           0.047712
                    --------------------------------------- ----------------------------------
                    Wilson 5E                                           0.047712
                    --------------------------------------- ----------------------------------
                    Wilson 5F                                           0.047712
                    --------------------------------------- ----------------------------------

         (3)  one (1) divided by the Level A to B-1 Loss Factor for such Unit.

         5. AVAILABILITY FACTOR.

                  The Availability Factor, expressed in hundredths (0.00), for the combined LT Peaking Resource shall be determined each Month as:

         (1)  the sum of:

              (a)  the product of:

                               Schedule B - page 5

                  (i) the then current megawatts (MW) associated with the Remainder

                  (ii) 0.86

              (b)  the product of:

                  (i) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above

                  (ii)0.92

         (2)  divided by the sum of:

              (a) the then current megawatts (MW) associated with the Remainder

              (b) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above.


         6.      CHANGE IN LAW.

                 The Parties acknowledge that a Change in Law, including, but not limited to, environmental laws and regulations and energy taxes applicable to wholesale sales, but specifically excluding any other taxes, may significantly change (increase or decrease) Georgia Power's costs in providing the service described above. In the event of such a Change in Law, either Party may give notice to the other Party that Georgia Power's costs have changed significantly and may initiate negotiations to modify this Schedule to reflect such changes in costs. If the Parties have not negotiated and agreed upon an amendment to this Schedule within 90 Days, either Party shall have the right to initiate a dispute resolution process as follows: (i) Georgia Power shall make a good faith calculation of the effect of such change and adjust the billing accordingly, (ii) Oglethorpe may pay under protest, (iii) a mutually agreeable individual ("Accountant") shall calculate the appropriate adjustment to reflect the change in cost, and billings will be adjusted accordingly, and (iv) the Parties shall split Accountant's fee for

                               Schedule B - page 6
rendering such service. If the Parties cannot reach agreement on a mutually agreeable individual, then the head of the utilities practice group at Arthur Andersen will be used.

                               Schedule B - page 7

                                   SCHEDULE C

                            LONG TERM STEAM RESOURCE

         1.       GENERAL AND DEFINITIONS.

                  This Schedule C is attached to and incorporated into that certain Long Term Transaction Service Agreement Under Southern Companies' Federal Energy Regulatory Commission Electric Tariff Volume No. 4 Market-Based Rate Tariff between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Corporation) dated as of February 26, 1999 ("the Agreement"). Georgia Power and Oglethorpe Power have agreed in the Agreement that Oglethorpe Power will pay for the capacity and energy associated with the LT Steam Resource on a Monthly basis utilizing the rates and methodologies determined in accordance with this Schedule C. All initially capitalized terms and phrases used in this Schedule C, but not expressly defined herein, shall have the respective meanings ascribed to them in the Agreement.

         2.       CAPACITY AND TERM.

                  Georgia Power offers to sell to Oglethorpe Power, subject to the terms of the Agreement, capacity and associated energy, from one (1) two hundred fifty megawatt (250 MW) LT Steam Resource. Oglethorpe Power shall specify how many megawatts (MW), in increments of fifty megawatts (50 MW), of the LT Steam Resource it commits to purchase for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on April 1, 1999 and continuing through one (1) minute after 11:59 p.m. (Operating Time) on March 31, 2006 in a written notice to be delivered to Georgia Power on or before March 26, 1999. Such notice shall be incorporated herein by this reference. Oglethorpe Power shall purchase the "Remainder",

                               Schedule C - page 1
determined by the difference, if any, between two hundred fifty megawatts (250
MW) and the quantity specified in the above incorporated notice, for the period commencing one (1) minute prior to 12:01 a.m. (Operating Time) on April 1, 1999 and continuing through one (1) minute after 11:59 p.m. (Operating Time) on August 31, 1999. This Schedule C shall terminate at one (1) minute after 11:59 p.m. (Operating Time) on March 31, 2006.

         3.       MONTHLY CAPACITY RATE.

                  The Monthly Capacity Rate, expressed in hundredths of dollars per kilowatt-month ($0.00/kW-Mo), for the combined LT Steam Resource shall be determined each Month as:

         (1)  the sum of:

              (a) the product of:

                  (i) the then current megawatts (MW) associated with the Remainder

                  (ii) for each Month in 1999, eight and twenty-five
                       one-hundredths dollars per kilowatt-month ($8.25/kW-Mo)

              (b) the product of:

                  (i) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above

                  (ii) the rate determined below

         (2)  divided by the sum of:

              (a) the then current megawatts (MW) associated with the Remainder

              (b) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above.

                               Schedule C - page 2

The rate for the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above for the Months of April 1999 through March 2000 shall be five and forty-four one-hundredths dollars per kilowatt-month ($5.44/kW-Mo). The rate, expressed in hundredths of dollars per kilowatt-month ($0.00/kW-Mo), for such capacity for each succeeding April through March period shall be determined as (i) six dollars per kilowatt-month ($6.00/kW-Mo), multiplied by
(ii) the Gross Domestic Product Implicit Price Deflator, relative to a 1992 base year, as reported in the SURVEY OF CURRENT BUSINESS published by the Bureau of Economic Analysis United States Department of Commerce, Washington, D. C. ("GDPIPD") for the first quarter of the then current calendar Year as last reported prior to April 30 of such Year, divided by (iii) 113.070, the GDPIPD for the last quarter of 1998. If the GDPIPD methodology is revised or ceases to be reported, the Parties agree to adopt a comparable escalator through the process detailed in Part 6 of this Schedule C.

         4.       MONTHLY ENERGY RATE.

                  The Monthly Energy Rate, expressed in hundredths of dollars per megawatt-hour ($0.00/MWH), for the LT Steam Resource shall be determined each Month as the sum, over each of the Units identified in the following table, of the product of:

         (1) each Unit's energy rate for such Month, expressed in hundredths of dollars per megawatt-hour ($0.00/MWH), determined as the sum of:

              (a) the product of:

                  (i) the average heat rate for each Unit, expressed in millions of British Thermal Units per megawatt-hour (MMBTU/MWH), derived from "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

                               Schedule C - page 3

                  (ii) the sum of:

                      -- the blended replacement fuel cost for each Unit for such Month, in dollars per million British Thermal Units ($/MMBTU), determined as (i) the actual delivered fuel cost for such Unit for the immediately previous approximately thirty (30) Day period, and
                           (ii) the projected delivered fuel cost for such Unit for the current approximately thirty (30) Day period; as calculated by Georgia Power or its agent, and as possibly adjusted by Georgia Power or its agent, in its discretion, for the time value of money (Georgia Power's and its agent's current practice as of the date of the Agreement is to calculate such actual and projected delivered fuel costs on a Monthly basis, but Georgia Power may change the exact approximately thirty (30) Day time period to be used in such calculations in Georgia Power's or its agent's reasonable discretion)

                      -- the emissions allowance cost for each Unit for such Month, in dollars per million British Thermal Units ($/MMBTU), determined as (i) the per unit sulfur content of the fuel used to determine the blended replacement fuel cost above, times (ii) two (2), the conversion by weight of sulfur to sulfur dioxide, divided by (iii) the heat content, expressed in millions of British Thermal Units per ton (MMBTU/ton), of the fuel used to determine the blended replacement fuel cost above, times (iv) the value assigned to emissions allowances, in dollars per ton ($/ton), for such Month in accordance with the IIC

                               Schedule C - page 4

              (b) the variable operations and maintenance expense rate for each
                  Unit, expressed in dollars per megawatt-hour ($/MWH), as shown in "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

              (c) the fuel handling expense rate for each Unit, expressed in dollars per megawatt-hour ($/MWH), as shown in "Informational Schedule No. 2 (Energy Costs by Sources)" of the IIC in effect for such Month

              (d) other energy related costs for each Unit, expressed in dollars per megawatt-hour ($/MWH), properly determined in accordance with FERC/NERC procedures

         (2)  the factor for such Unit from the following table

                    --------------------------------------- ----------------------------------
                                     Unit                                Factor
                    --------------------------------------- ----------------------------------
                    Branch 1                                            0.083404
                    --------------------------------------- ----------------------------------
                    Branch 3                                            0.373292
                    --------------------------------------- ----------------------------------
                    Branch 4                                            0.374552
                    --------------------------------------- ----------------------------------
                    Hammond 1                                           0.083508
                    --------------------------------------- ----------------------------------
                    Hammond 3                                           0.085244
                    --------------------------------------- ----------------------------------

         (3)  one (1) divided by the Level A to B-1 Loss Factor for such Unit.

         5.       AVAILABILITY FACTOR.

                  The Availability Factor, expressed in hundredths (0.00), for the combined LT Steam Resource shall be determined each Month as:

         (1)  the sum of:

              (a) the product of:

                  (i) the then current megawatts (MW) associated with the Remainder

                  (ii) 0.86

              (b) the product of:

                               Schedule C - page 5

                  (i) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above

                  (ii) for the Months of June, July and August, 0.92 for all
                       other Months, 0.84

         (2)  divided by the sum of:

              (a) the then current megawatts (MW) associated with the Remainder

              (b) the megawatts (MW) purchased by Oglethorpe Power pursuant to the notice incorporated above.

         6.       CHANGE IN LAW.

                  The Parties acknowledge that a Change in Law, including, but not limited to, environmental laws and regulations and energy taxes applicable to wholesale sales, but specifically excluding any other taxes, may significantly change (increase or decrease) Georgia Power's costs in providing the service described above. In the event of such a Change in Law, either Party may give notice to the other Party that Georgia Power's costs have changed significantly and may initiate negotiations to modify this Schedule to reflect such changes in costs. If the Parties have not negotiated and agreed upon an amendment to this Schedule within 90 Days, either Party shall have the right to initiate a dispute resolution process as follows: (i) Georgia Power shall make a good faith calculation of the effect of such change and adjust the billing accordingly, (ii) Oglethorpe may pay under protest, (iii) a mutually agreeable individual ("Accountant") shall calculate the appropriate adjustment to reflect the change in cost, and billings will be adjusted accordingly, and (iv) the Parties shall split Accountant's fee for rendering such service. If the Parties cannot reach agreement on a mutually agreeable individual, then the head of the utilities practice group at Arthur Andersen will be used.

                               Schedule C - page 6